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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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DUKE ENERGY CORPORATION
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Welcome to the Duke Energy Annual Meeting of Shareholders

March 26, 2015

Dear Fellow Shareholders:

I am pleased to invite you to our Annual Meeting of Shareholders to be held on Thursday, May 7, 2015, at 10:00 a.m. in the O.J. Miller Auditorium located at 526 South Church Street in Charlotte, North Carolina.

As explained in the enclosed proxy statement, at this year's meeting you will be asked to vote (i) for the election of directors, (ii) for the ratification of the selection of the independent public accountant, (iii) for the approval, on an advisory basis, of Duke Energy Corporation's named executive officer compensation, (iv) for the approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan, (v) against three shareholder proposals, and (vi) to consider any other business that may properly come before the meeting.

This year's proxy statement details the many steps we have undertaken, beginning in 2014, to expand our strong corporate governance practices. We have conducted a significant outreach campaign this year to speak directly with a number of our shareholders about various matters, including executive compensation and board oversight of critical issues facing Duke Energy. Consistent with shareholder feedback, we have implemented several new shareholder friendly changes to our governance practices. These steps are in addition to the many exciting developments and opportunities Duke Energy has been involved in, which will be detailed in the 2014 Annual Report.

Your vote is important – exercise your shareholder right and vote your shares now.

Please turn to page 3 for the instructions on how you can vote your shares over the Internet, by telephone or by mail. It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Company. At Duke Energy's 2014 Annual Meeting of Shareholders, approximately 84 percent of the Company's outstanding shares were represented in person or by proxy.

Thank you for your continued investment in Duke Energy.

Sincerely,

Lynn J. Good
Vice Chairman, President and Chief Executive Officer

DUKE ENERGY – 2015 Proxy Statement

PARTICIPATE IN THE FUTURE OF DUKE ENERGY; CAST YOUR VOTE NOW

It is very important that you vote to play a part in the future of Duke Energy. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on nondiscretionary matters.

Eligibility to Vote (page 79)

You can vote if you were a shareholder of record at the close of business on March 9, 2015.

Vote Now

Even if you plan to attend this year's meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. Whether you vote by Internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By Internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage

Visit Our Website

Visit our website www.duke-energy.com/investors/news-events.asp	• Review and download this proxy statement and our annual report • Listen to a live audio stream of the meeting
DUKE ENERGY – 2015 Proxy Statement 3

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. Page references ("XX") are supplied to help you find further information in this proxy statement.

Voting Matters (page 10)

		More information	Board recommendation	Broker non-votes	Abstentions	Votes required for approval

PROPOSAL 1	Election of directors	Page 11	FOR each nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy

PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015	Page 34	FOR	Vote for	Vote against	Majority of shares represented

PROPOSAL 3	Advisory vote to approve Duke Energy Corporation's named executive officer compensation	Page 36	FOR	Do not count	Vote against	Majority of shares represented

PROPOSAL 4	Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan	Page 65	FOR	Do not count	Vote against	Majority of shares represented

PROPOSAL 5	Shareholder proposal regarding limitation of accelerated executive pay	Page 72	AGAINST	Do not count	Vote against	Majority of shares represented

PROPOSAL 6	Shareholder proposal regarding political contribution disclosure	Page 75	AGAINST	Do not count	Vote against	Majority of shares represented

PROPOSAL 7	Shareholder proposal regarding proxy access	Page 77	AGAINST	Do not count	Vote against	Majority of shares represented

4 DUKE ENERGY – 2015 Proxy Statement

2014 Business Highlights

2014 was a year of challenges, but also a year that showed the great resolve and determination of Duke Energy as the Company continued to advance its strategy and deliver significant benefits to its customers, investors, communities and employees:

•
First, safety, which is our top priority. We did not meet our objective for no employee and contractor fatalities in 2014 as we tragically lost four teammates during the year. Our goal is for each of our employees and contractors to return safely to their families each day. Our performance in this area during 2014 was not acceptable and we are refocusing our efforts in 2015.

•
The efficient, reliable and safe operational performance of our fleet and grid is critical to the service we provide to our customers. Our nuclear fleet of 10,500 megawatts achieved a capacity factor of approximately 93%, the 16th consecutive year above 90%. Additionally, our system met record customer demands during the 2014 polar vortex, and we quickly and safely responded to over 1.7 million customer outages following two major ice storms in February and March. We also continued to achieve significant savings from our 2012 merger with Progress Energy. We are well on track to achieve the $687 million customer fuel and joint dispatch savings commitment we made to Duke Energy's customers in the Carolinas over the first five years of the merger. The efficiency and diversity of our system helps us maintain customer rates below national averages in each of our jurisdictions.

•
We made significant progress in advancing our coal ash management practices as we responded to the early February 2014 coal ash accident at our Dan River site. We have begun to accelerate plans to close ash basins across our system. We have formed a new internal organization to manage all coal combustion products and an advisory board of independent experts in engineering, waste management, environmental science and risk analysis.

•
We advanced $8 billion in growth initiatives during the year as we made investments to continue to meet the needs of our customers in the future. These investments consist of new gas-fired and solar generation in our regulated businesses, natural gas pipeline infrastructure and upgrades to the grid.

•
During the year, we made strides to tighten our strategic alignment. In February, we announced an intent to exit our Midwest commercial generation business. In August, we announced an agreement to sell this portfolio of nonregulated assets to Dynegy for $2.8 billion in cash. We are still awaiting final Federal Energy Regulatory Commission approval and expect to close the transaction by mid-2015.

•
We achieved strong financial performance during 2014, which is important to maintaining the confidence of our investors.

o
We increased our quarterly dividend payment by approximately 2% during the year, the seventh consecutive year of annual dividend growth. Additionally, 2014 was the 88th consecutive year Duke Energy paid a quarterly cash dividend on its common stock. At the end of 2014, our dividend yield was approximately 3.8%.

o
We achieved a total shareholder return ("TSR") of 26.4% compared to the 28.9% TSR of the Philadelphia Utility Index.

Board Representation

DUKE ENERGY – 2015 Proxy Statement 5

Board Nominees (page 11)

				Independent (Yes/No)
		Director since				Committee Memberships	Other Public Company Boards
Name	Age		Occupation	Yes	No

Michael G. Browning	68	2006	Chairman, Browning Consolidated, LLC	X		• Audit • Corporate Governance • Finance and Risk Management	• None

Harris E. DeLoach, Jr.	70	2012	Executive Chairman, Sonoco Products Company	X		• Corporate Governance • Nuclear Oversight	• Sonoco Products Company

Daniel R. DiMicco	64	2007	Chairman Emeritus, Retired President and Chief Executive Officer, Nucor Corporation	X		• Corporate Governance • Nuclear Oversight	• None

John H. Forsgren	68	2009	Retired Vice Chairman, Executive Vice President and Chief Financial Officer, Northeast Utilities	X		• Finance and Risk Management • Nuclear Oversight	• The Phoenix Companies, Inc.

Lynn J. Good Vice Chairman	55	2013	Vice Chairman, President and Chief Executive Officer, Duke Energy Corporation		X	None	• Hubbell Incorporated

Ann Maynard Gray Chairman of the Board	69	1997	Retired Vice President, ABC, Inc. and President, Diversified Publishing Group, ABC, Inc.	X		• Compensation • Corporate Governance • Finance and Risk Management	• The Phoenix Companies, Inc.

James H. Hance, Jr.	70	2005	Retired Vice Chairman and Chief Financial Officer, Bank of America Corporation	X		• Audit • Compensation • Finance and Risk Management	• Acuity Brands, Inc. • Cousins Properties Incorporated • Ford Motor Company • The Carlyle Group, LP

John T. Herron	61	2013	Retired President, Chief Executive Officer and Chief Nuclear Officer, Entergy Nuclear	X		• Nuclear Oversight • Regulatory Policy and Operations	• None

James B. Hyler, Jr.	67	2012	Managing Director, Morehead Capital Management, LLC	X		• Audit • Finance and Risk Management • Regulatory Policy and Operations	• None

William E. Kennard	58	2014	Non-Executive Chairman, Velocitas Partners, LLC	X		• Corporate Governance • Finance and Risk Management • Regulatory Policy and Operations	• AT&T Inc. • Ford Motor Company • MetLife, Inc.

E. Marie McKee	64	2012	Retired Senior Vice President, Corning Incorporated	X		• Audit • Compensation • Corporate Governance	• None

Richard A. Meserve	70	2015	President Emeritus, Carnegie Institution for Science	X		• Nuclear Oversight • Regulatory Policy and Operations	• Pacific Gas and Electric Company

James T. Rhodes	73	2001	Retired Chairman, President and Chief Executive Officer, Institute of Nuclear Power Operations	X		• Nuclear Oversight • Regulatory Policy and Operations	• None

Carlos A. Saladrigas	66	2012	Chairman, Regis HR Group, and Chairman, Concordia Healthcare Holdings, LLC	X		• Audit • Compensation • Regulatory Policy and Operations	• Advance Auto Parts, Inc.

6 DUKE ENERGY – 2015 Proxy Statement

Corporate Governance Highlights (page 27)

✓	Independent Chairman of the Board

✓	Annual election of directors

✓	Majority voting for directors, with mandatory resignation policy and plurality carve-out for contested elections

✓	Substantial majority of independent directors (15 out of 16)

✓	Annual Board, Committee and Director Assessments

✓	Independent Board committees

✓	No poison pill

✓	Board oversight of risk

✓	Ability for shareholders to take action by less than unanimous written consent	2014 Corporate Governance Enhancement

✓	Ability for shareholders to call a special shareholder meeting	2014 Corporate Governance Enhancement

✓	Shareholder engagement program	2014 Corporate Governance Enhancement

✓	Robust governance of political activities	2014 Corporate Governance Enhancement

Shareholder Engagement

As part of Duke Energy's commitment to corporate governance, we have instituted a corporate governance engagement program to discuss our corporate governance practices and obtain feedback from our shareholders on our corporate governance and executive compensation practices. During the Fall 2014 corporate governance engagement program, the Company met with the holders of approximately 25% of our shares to discuss, among other issues, board structure and director refreshment, as well as the shareholder proposals which were voted on at the 2014 Annual Meeting of Shareholders, including the right for shareholders to call a special shareholder meeting, and political contribution disclosure.

DUKE ENERGY – 2015 Proxy Statement 7

Executive Compensation Highlights (page 37)

Named Executive Officers (page 37)

Name	Age	Occupation	Since	Previous occupation

Lynn J. Good	55	Vice Chairman, President and Chief Executive Officer	2013	Executive Vice President and Chief Financial Officer from July 2009 through June 2013

Steven K. Young	56	Executive Vice President and Chief Financial Officer	2013	Vice President, Chief Accounting Officer and Controller of Duke Energy from July 2012 until August 2013; Senior Vice President, Chief Accounting Officer and Controller of Duke Energy from December 2006 until July 2012

Dhiaa M. Jamil	58	Executive Vice President and President, Regulated Generation	2014	Executive Vice President and President, Duke Energy Nuclear from March 2013 through August 2014; Chief Nuclear Officer of Duke Energy from 2008 until March 2013; Chief Generation Officer of Duke Energy from July 2009 until March 2013

Marc E. Manly	63	Executive Vice President and President, Commercial Portfolio	2014	Executive Vice President and President, Commercial Businesses from December 2012 through August 2014; Chief Legal Officer of Duke Energy from April 2006 until December 2012

Lloyd M. Yates	54	Executive Vice President, Market Solutions and President, Carolinas Region	2014	Executive Vice President, Regulated Utilities from December 2012 through August 2014; Executive Vice President, Customer Operations of Duke Energy from July 2012 until December 2012; President and Chief Executive Officer of Duke Energy Progress, Inc. from July 2007 until June 2012

Principles and Objectives (page 37)

Our executive compensation program is designed to:

•
Link pay to performance

•
Attract and retain talented executive officers and key employees

•
Emphasize performance-based compensation to motivate executives and key employees

•
Reward individual performance

•
Encourage long-term commitment to Duke Energy and align the interests of executives with shareholders

We meet these objectives through the appropriate mix of compensation, including:

•
Base salary

•
Short-term incentives

•
Long-term incentives
8 DUKE ENERGY – 2015 Proxy Statement

2014 Executive Total Compensation Mix (page 38)

DUKE ENERGY – 2015 Proxy Statement 9

Notice of Annual Meeting of Shareholders

May 7, 2015

10:00 a.m.
O.J. Miller Auditorium
526 South Church Street
Charlotte, NC 28202

We will convene the Annual Meeting of Shareholders of Duke Energy Corporation on Thursday, May 7, 2015, at 10:00 a.m. in the O.J. Miller Auditorium located at 526 South Church Street in Charlotte, North Carolina.

The purpose of the Annual Meeting is to consider and take action on the following:

1.
Election of directors;
2.
Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015;
3.
Advisory vote to approve Duke Energy Corporation's named executive officer compensation;
4.
Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan;
5.
A shareholder proposal regarding limitation of accelerated executive pay;
6.
A shareholder proposal regarding political contribution disclosure;
7.
A shareholder proposal regarding proxy access; and
8.
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

Shareholders of record as of the close of business on March 9, 2015, are entitled to vote at the Annual Meeting of Shareholders. It is important that your shares are represented at this meeting.

This year we will again be using the Securities and Exchange Commission ("SEC") rule that allows us to provide our proxy materials to our shareholders via the Internet. By doing so, most of our shareholders will only receive a notice containing instructions on how to access the proxy materials via the Internet and vote online, by telephone or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on the notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically in the future by following the instructions contained in this proxy statement. By delivering proxy materials electronically, we can reduce the consumption of natural resources and the cost of printing and mailing our proxy materials.

Whether or not you expect to be present at the Annual Meeting of Shareholders, please take time to vote now. If you choose to vote by mail, you may do so by marking, dating and signing the proxy card and returning it to us. Please follow the voting instructions that are included on your proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

Dated: March 26, 2015	By order of the Board of Directors, Julia S. Janson Executive Vice President, Chief Legal Officer and Corporate Secretary
10 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 1:     ELECTION OF DIRECTORS

The Board of Directors

The Board of Directors of Duke Energy has nominated the following 14 candidates to serve on the Board. We have a declassified Board of Directors, which means all of the directors are voted on every year at the Annual Meeting of Shareholders.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. The Corporate Governance Committee, comprised of only independent directors, has recommended the following current directors as nominees for director and the Board of Directors has approved their nomination for election. Two of our current directors, Messrs. Bernhardt and Reinsch, will be retiring at our 2015 Annual Meeting of Shareholders in accordance with our Principles for Corporate Governance. Therefore, they are not nominated for re-election.

DUKE ENERGY – 2015 Proxy Statement 11

PROPOSAL 1:    ELECTION OF DIRECTORS

Michael G. Browning

Independent Director Nominee
Age: 68 Director of Duke Energy since 2006 Chairman, Browning Consolidated, LLC	Skills and Qualifications:

•

Mr. Browning's qualifications for election include his management experience and his knowledge and understanding of Duke Energy's Midwest service territory. Mr. Browning's financial and investment expertise adds a valuable perspective to the Board and its committees.

Committees: • Audit Committee • Corporate Governance Committee • Finance and Risk Management Committee Other current public directorships: • None

Mr. Browning has been Chairman of Browning Consolidated, LLC (and its predecessor), a real estate development firm, since 1981 and served as President from 1981 until 2013. He also serves as owner, general partner or managing member of various real estate entities. Mr. Browning is a former director of Standard Management Corporation, Conseco, Inc. and Indiana Financial Corporation.
Harris E. DeLoach, Jr.

Independent Director Nominee
Age: 70 Director of Duke Energy since 2012 Executive Chairman, Sonoco Products Company	Skills and Qualifications:

•

Mr. DeLoach's qualifications for election include his knowledge of the environmental regulations, particularly in Duke Energy's South Carolina service territory, as a result of his experience leading a public company with global manufacturing operations headquartered in South Carolina. His familiarity with the economic and business development issues facing the communities we serve is also extremely valuable to the Board and its committees. As a former practicing attorney and a board member of other public and privately held companies, he also brings in-depth legal and board governance experience.

Committees: • Corporate Governance Committee • Nuclear Oversight Committee Other current public directorships: • Sonoco Products Company

Mr. DeLoach has served as Executive Chairman of Sonoco Products Company, a manufacturer of paperboard and paper and plastic packaging products, since March 2013. He previously served as Chief Executive Officer of Sonoco Products Company from July 2000 to March 2013 and Chairman of the Sonoco Products Board of Directors from April 2005 to March 2013. Prior to joining Sonoco Products in 1986, Mr. DeLoach was in a private law practice and served as an outside counsel to Sonoco Products for 15 years.

12 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Daniel R. DiMicco

Independent Director Nominee
Age: 64 Director of Duke Energy since 2007 Chairman Emeritus, Retired President and Chief Executive Officer, Nucor Corporation	Skills and Qualifications:

•

Mr. DiMicco's qualifications for election include his management experience, including Chief Executive Officer of a Fortune 500 company and successfully operating a company serving many constituencies. In addition, Mr. DiMicco's experience as Chief Executive Officer of a large industrial corporation provides a valuable perspective on Duke Energy's industrial customer class as well as extensive knowledge of the environmental regulations in Duke Energy's Carolinas and Midwest territories.

Committees: • Corporate Governance Committee • Nuclear Oversight Committee Other current public directorships: • None

Mr. DiMicco has served as Chairman Emeritus of Nucor Corporation, a steel company, since December 2013. From January 2013 until December 2013, Mr. DiMicco served as Executive Chairman of Nucor Corporation and as Chairman from May 2006 to December 2012, Chief Executive Officer from September 2000 to December 2012 and President from September 2000 to December 2010. He was a member of the Nucor Board of Directors from 2000 to 2013. Mr. DiMicco is a former chair of the American Iron and Steel Institute.
John H. Forsgren

Independent Director Nominee
Age: 68 Director of Duke Energy since 2009 Retired Vice Chairman, Executive Vice President and Chief Financial Officer, Northeast Utilities	Skills and Qualifications:

•

As a former Vice Chairman and Chief Financial Officer of a large utility company, Mr. Forsgren's qualifications for election include financial and risk management expertise as well as extensive knowledge of the energy industry, the regulatory environment within the industry and insight on renewable energy.

Committees: • Finance and Risk Management Committee • Nuclear Oversight Committee Other current public directorships: • The Phoenix Companies, Inc.

Mr. Forsgren has been Chairman of The Phoenix Companies, Inc. since 2013 and was Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 1996 until his retirement in 2004. He is a former director of CuraGen Corporation and Neon Communications Group, Inc.

DUKE ENERGY – 2015 Proxy Statement 13

PROPOSAL 1:    ELECTION OF DIRECTORS

Lynn J. Good

Non-Independent Director Nominee Vice Chairman of the Board
Age: 55 Director of Duke Energy since 2013 Vice Chairman, President and Chief Executive Officer, Duke Energy Corporation	Skills and Qualifications:

•

Ms. Good is our Chief Executive Officer and was previously our Chief Financial Officer. Her knowledge of the affairs of Duke Energy and its business and her experience in the energy industry provide valuable resources for the Board.

Committees: • None Other current public directorships: • Hubbell Incorporated

Ms. Good has served as Vice Chairman, President, Chief Executive Officer and a member of the Board of Directors of Duke Energy since July 2013. She served as Executive Vice President and Chief Financial Officer of Duke Energy from July 2009 through June 2013.
Ann Maynard Gray

Independent Director Nominee Chairman of the Board
Age: 69 Director of Duke Energy since 1997 Retired Vice President, ABC, Inc. and President, Diversified Publishing Group, ABC, Inc.	Skills and Qualifications:

•

Ms. Gray's qualifications for election include her business experience, both from a management perspective and as a result of her experience as a director at several public companies. Ms. Gray's public company experience has also given her in-depth knowledge of governance principles, which she utilizes on a variety of matters, including, among other things, succession planning, executive compensation and corporate governance.

Committees: • Compensation Committee • Corporate Governance Committee • Finance and Risk Management Committee Other current public directorships: • The Phoenix Companies, Inc.

Ms. Gray was President of Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997 and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. Ms. Gray is a former director of Elan Corporation, plc and former trustee of JPMorgan Funds.

14 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

James H. Hance, Jr.

Independent Director Nominee
Age: 70 Director of Duke Energy since 2005 Retired Vice Chairman and Chief Financial Officer, Bank of America Corporation	Skills and Qualifications:

•

Mr. Hance's qualifications for election include his management and financial experience as Vice Chairman and Chief Financial Officer of one of our nation's largest financial institutions, his broad background as a director of a number of large financial and industrial corporations, and his expertise in finance and risk management.

Committees:

•

Audit Committee

•

Compensation Committee

•

Finance and Risk Management Committee

Other current public directorships:

•

Acuity Brands, Inc.

•

Cousins Properties Incorporated

•

Ford Motor Company

•

The Carlyle Group, LP

Mr. Hance was Vice Chairman of Bank of America from 1993 until his retirement in 2005 and served as Chief Financial Officer from 1988 to 2004. Since retiring in 2005, Mr. Hance has served as a director for various public companies. He is a certified public accountant and spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). He is a former director of Bank of America, Rayonier Inc., Morgan Stanley, EnPro Industries, Inc. and Sprint-Nextel Corporation. Mr. Hance also serves as an operating executive of The Carlyle Group, LP and is a member of its board of directors.
John T. Herron

Independent Director Nominee
Age: 61 Director of Duke Energy since 2013 Retired President, Chief Executive Officer and Chief Nuclear Officer, Entergy Nuclear	Skills and Qualifications:

•

Mr. Herron's qualifications for election include his knowledge and extensive insight gained as a senior executive in the utility industry, including his three decades of experience in nuclear energy. During Mr. Herron's career, he has gained significant regulatory and risk management expertise, which is an asset to the Board and its committees.

Committees: • Nuclear Oversight Committee • Regulatory Policy and Operations Committee Other current public directorships: • None

Mr. Herron was President, Chief Executive Officer and Chief Nuclear Officer of Entergy Nuclear from 2009 until his retirement in 2013. Mr. Herron joined Entergy Nuclear in 2001 and held a variety of positions. He began his career in nuclear operations in 1979 and has held positions at a number of nuclear stations across the country. Mr. Herron is a director of Ontario Power Generation and also has served on the Institute of Nuclear Power Operations' board of directors.

DUKE ENERGY – 2015 Proxy Statement 15

PROPOSAL 1:    ELECTION OF DIRECTORS

James B. Hyler, Jr.

Independent Director Nominee
Age: 67 Director of Duke Energy since 2012 Managing Director, Morehead Capital Management, LLC	Skills and Qualifications:

•

Mr. Hyler's qualifications for election include his understanding of Duke Energy's North Carolina service territory and his knowledge and expertise in financial services, corporate finance and risk management.

Committees: • Audit Committee • Finance and Risk Management Committee • Regulatory Policy and Operations Committee Other current public directorships: • None

Mr. Hyler is Managing Director of Morehead Capital Management, LLC, a firm which invests in and acquires companies in various industries, since December 2011. He retired as Vice Chairman and Chief Operating Officer of First Citizens Bank in 2008, having served in these positions from 1994 until 2008. Mr. Hyler was President of First Citizens Bank from 1988 to 1994 and was Chief Financial Officer of First Citizens Bank from 1980 to 1988. Prior to joining First Citizens Bank, Mr. Hyler was an auditor with Ernst & Young for 10 years. Mr. Hyler served as a director of First Citizens BancShares from 1988 until 2008.
William E. Kennard

Independent Director Nominee
Age: 58 Director of Duke Energy since 2014 Non-Executive Chairman, Velocitas Partners, LLC	Skills and Qualifications:

•

Mr. Kennard's qualifications for election include his considerable experience and knowledge of the regulatory arena, as well as his financial knowledge, legal knowledge and international perspective. As former Chairman of the Federal Communications Commission, Mr. Kennard also has a great deal of expertise in technology, which is extremely valuable to the Board and its committees.

Committees:

•

Corporate Governance Committee

•

Finance and Risk Management Committee

•

Regulatory Policy and Operations Committee

Other current public directorships:

•

AT&T Inc.

•

Ford Motor Company

•

MetLife, Inc.

Mr. Kennard is Non-Executive Chairman of Velocitas Partners, LLC, an asset management and advisory firm, since November 2014, as well as a member of the Operating Executive Committee of Staple Street Capital, a private equity firm. Prior to joining Velocitas Partners, LLC, Mr. Kennard served as Senior Advisor at Grain Management from October 2013 to November 2014; U.S. Ambassador to the European Union from 2009 to August 2013; Managing Director of The Carlyle Group from 2001 to 2009; and Chairman of the Federal Communications Commission from 1997 to 2001. Mr. Kennard holds a law degree from Yale Law School.

16 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

E. Marie McKee

Independent Director Nominee
Age: 64 Director of Duke Energy since 2012 Retired Senior Vice President, Corning Incorporated	Skills and Qualifications:

•

Ms. McKee's qualifications for election include her experience in human resources, which provides her with a thorough knowledge of employment and compensation practices. Her prior experience as a senior executive of Corning Incorporated has also given her excellent operating skills and an understanding of financial matters.

Committees: • Audit Committee • Compensation Committee • Corporate Governance Committee Other current public directorships: • None

Ms. McKee is a retired Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications and life sciences. Ms. McKee has over 35 years of experience at Corning, where she held a variety of management positions with increasing levels of responsibility, including Senior Vice President of Human Resources from 1996 to 2010; President of Steuben Glass; and President of The Corning Museum of Glass and The Corning Foundation from 1998 to 2014.
Richard A. Meserve

Independent Director Nominee
Age: 70 Director of Duke Energy since 2015 President Emeritus, Carnegie Institution for Science	Skills and Qualifications:

•

Dr. Meserve's qualifications for election include technical, legal, regulatory and public policy expertise in numerous areas, including nuclear power, energy policy, environmental and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research and legal organizations.

Committees: • Nuclear Oversight Committee • Regulatory Policy and Operations Committee Other current public directorships: • Pacific Gas and Electric Company

Dr. Meserve is President Emeritus of the Carnegie Institution for Science and has held that position since April 2003. He has served on a part-time basis as Senior of Counsel to the international law firm of Covington & Burling LLP since April 2004. Prior to joining the Carnegie Institution for Science, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission. He also served as a partner at the law firm of Covington & Burling LLP. He previously served as a member of the Blue Ribbon Commission on America's Nuclear Future (chartered by the Secretary of Energy) from 2010 to 2012, as legal counsel to President Carter's science and technology advisor, and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. Dr. Meserve is Chairman of the International Nuclear Safety Group, which is chartered by the International Atomic Energy Agency. He currently is co-chairman of the U.S. Department of Energy's Nuclear Energy Advisory Committee and a member of the Secretary of Energy Advisory Board.

DUKE ENERGY – 2015 Proxy Statement 17

PROPOSAL 1:    ELECTION OF DIRECTORS

James T. Rhodes

Independent Director Nominee
Age: 73 Director of Duke Energy since 2001 Retired Chairman, President and Chief Executive Officer, Institute of Nuclear Power Operations	Skills and Qualifications:

•

Dr. Rhodes' qualifications for election include his management experience as Chief Executive Officer of a large non-profit organization in the energy industry, as well as his in-depth knowledge of the energy and nuclear industry and expertise in risk management.

Committees: • Nuclear Oversight Committee • Regulatory Policy and Operations Committee Other current public directorships: • None

Dr. Rhodes was Chairman and Chief Executive Officer of the Institute of Nuclear Power Operations, a non-profit corporation promoting safety, reliability and excellence in nuclear plant operation, from 1998 to 1999 and Chairman, President and Chief Executive Officer from 1999 until his retirement in 2001.
Carlos A. Saladrigas

Independent Director Nominee
Age: 66 Director of Duke Energy since 2012 Chairman, Regis HR Group, and Chairman, Concordia Healthcare Holdings, LLC	Skills and Qualifications:

•

Mr. Saladrigas' qualifications for election include his extensive expertise in the human resources, financial services and accounting arenas, as well as his understanding of Duke Energy's Florida service territory.

Committees: • Audit Committee • Compensation Committee • Regulatory Policy and Operations Committee Other current public directorships: • Advance Auto Parts, Inc.

Mr. Saladrigas is Chairman of Regis HR Group, which offers a full suite of outsourced human resources services to small and mid-sized businesses. He has served in this position since July 2008. Mr. Saladrigas also serves as Chairman of Concordia Healthcare Holdings, LLC, which specializes in managed behavioral health, since January 2011. He served as Vice Chairman, from 2007 to 2008, and Chairman, from 2002 to 2007, of Premier American Bank in Miami, Florida. Mr. Saladrigas served as Chief Executive Officer of ADP Total Source (previously the Vincam Group, Inc.) from 1984 to 2002.

Majority Voting for the Election of Directors

Under the Amended and Restated By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if the number of shares voted "FOR" the nominee's election exceeds the number of votes withheld from that nominee's election. In addition, the Company has a resignation policy in its Principles for Corporate Governance which requires an incumbent Director who has more votes withheld from that nominee's re-election than votes "FOR" his or her re-election to tender his or her letter of resignation for consideration by the Corporate Governance Committee of the Company's Board of Directors.

In contested elections, Directors will continue to be elected by plurality vote. For purposes of the Amended and Restated By-Laws, a "contested election" is an election in which the number of nominees for director is greater than the number of directors to be elected.

The Board of Directors Recommends a Vote "FOR" Each Nominee.

18 DUKE ENERGY – 2015 Proxy Statement

INFORMATION ON THE BOARD OF DIRECTORS

Our Board Leadership

Our Board of Directors is currently structured with an independent Chairman of the Board and a separate Vice Chairman who is also our President and Chief Executive Officer. On December 31, 2013, Ann Maynard Gray, previously the Company's independent lead director, became Chairman of the Board. Our President and Chief Executive Officer, Lynn Good, assumed the role of Vice Chairman in July 2013.

The Board of Directors believes that the Company and its shareholders are best served by the Board retaining discretion to determine the appropriate leadership structure for the Company based on what it believes is best for the Company at a particular point in time, including whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the roles should be separate. In the event that the Board of Directors determines that the same individual should hold the positions of Chief Executive Officer and Chairman of the Board, the Company's Principles for Corporate Governance provide for an independent lead director to be appointed from among the independent directors.

Our independent Chairman of the Board presides at the regularly scheduled executive sessions of the non-management/independent directors.

Director Attendance

The Board of Directors of Duke Energy met 11 times during 2014 and has met 4 times so far in 2015. The overall attendance percentage for our directors was approximately 98% in 2014, and no director attended less than 75% of the total of the Board of Directors' meetings and the meetings of the committees upon which he or she served in 2014. Directors are encouraged to attend the Annual Meeting of Shareholders. All members of the Board of Directors attended Duke Energy's last Annual Meeting of Shareholders on May 1, 2014.

Independence of Directors

The Board of Directors may determine a director to be independent if the Board of Directors has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations are generally made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the proxy statement and, if a director joins the Board of Directors in the interim, at such time.

The Board of Directors also considers its Standards for Assessing Director Independence, which set forth certain relationships between Duke Energy and directors and their immediate family members, or affiliated entities, that the Board of Directors, in its judgment, has deemed to be immaterial for purposes of assessing a director's independence. Duke Energy's Standards for Assessing Director Independence are linked on our website at www.duke-energy.com/corporate-governance/board-of-directors/independence.asp. In the event a director has a relationship with Duke Energy that is not addressed in the Standards for Assessing Director Independence, the independent members of the Board of Directors determine whether such relationship is material.

In making the determination regarding each director's independence, the Board of Directors considered all transactions and the materiality of any relationship with Duke Energy and its subsidiaries in light of all facts and circumstances. In December 2013 and January 2014, the Company and the Duke Energy Foundation, respectively, entered into agreements with the North Carolina Chapter of The Nature Conservancy, for whom Mr. Bernhardt is a trustee, to sponsor research on coastal conservation and adaptation in the Company's North and South Carolina service territories. The Board of Directors determined that this relationship was not material and did not impair Mr. Bernhardt's independence because the agreements were made without any direct input from Mr. Bernhardt, and the associated project work has fulfilled, in part, the Company's obligation to make certain charitable contributions in the Duke Energy Progress, Inc. service territory in accordance with a merger commitment associated with the Company's merger with Progress Energy, Inc.

The Board of Directors has determined that none of the directors, other than Ms. Good, has a material relationship with Duke Energy or its subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

DUKE ENERGY – 2015 Proxy Statement 19

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INFORMATION ON THE BOARD OF DIRECTORS

Board and Committee Assessments

Each year the Board, with the assistance of the Corporate Governance Committee, conducts an assessment of the Board of Directors and each of the Committees. The assessment process is facilitated by an independent adviser, which allows directors to provide anonymous feedback and promotes candidness among the directors. The results of the feedback are presented to the Board and Committees and discussed. This annual review and discussion provides continuous improvement in the overall effectiveness of the Directors, Committees and Board.

Board Oversight of Risk

The Company faces a myriad of risks, including operational, financial and reputational risks that affect every segment of its business. The Board of Directors is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. The Board of Directors annually reviews the Company's enterprise risk assessment with management, including the Chief Risk Officer. This detailed risk assessment identifies the broad range of risks that affect the Company, their probabilities and severity and reviews the Company's approach to managing and prioritizing those risks, based on input from the officers responsible for their management.

Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee's area of focus. Throughout the year, each committee chair regularly reports to the full Board regarding the committee's considerations and actions relating to the risks within its area of focus.

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INFORMATION ON THE BOARD OF DIRECTORS

Shareholder Engagement

We conduct extensive governance reviews and investor outreach so that management and the Board understand and consider the issues that matter most to our shareholders and address them effectively. In 2014, we further expanded our outreach to include a formal outreach program to the holders of approximately 25% of Duke Energy's shares throughout the year.

During the 2014 corporate governance engagement program, the Company discussed, among other issues, board structure and director refreshment, as well as the shareholder proposals which were voted on at the 2014 Annual Meeting of Shareholders, including the right for shareholders to call a special shareholder meeting, and political contribution disclosure. The Board of Directors, after considering the feedback it received on these issues, amended Duke Energy's Amended and Restated By-Laws to give shareholders holding 15% of the outstanding shares of Duke Energy common stock the right to call a special shareholder meeting. The Company has also committed to make changes to its disclosure of political contributions on the Company's website as well as to increase disclosure regarding the Board's oversight of the Company's political activity.

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INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors Committees

The Board of Directors has the six standing, permanent committees described below:

Audit Committee

9 meetings held in 2014

Committee Members
Carlos A. Saladrigas, Chairperson Michael G. Browning James H. Hance, Jr. James B. Hyler, Jr. E. Marie McKee

Carlos A. Saladrigas

•
The Audit Committee considers risks and matters related to financial reporting, internal controls and compliance. As part of those responsibilities, the Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent public accountant the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent public accountant. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent public accountant and will review such policy annually. See page 34 for additional information on the Audit Committee's pre-approval policy.

•
The Board of Directors has determined that Messrs. Hance and Saladrigas are "audit committee financial experts" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. See pages 15 and 18 for a description of Messrs. Hance's and Saladrigas' business experience.

•
Each of the members has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's Standards for Assessing Director Independence. In addition, each of the members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC.
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INFORMATION ON THE BOARD OF DIRECTORS

Compensation Committee

8 meetings held in 2014

Committee Members
E. Marie McKee, Chairperson Ann Maynard Gray James H. Hance, Jr. Carlos A. Saladrigas

E. Marie McKee

•
The Compensation Committee establishes and reviews the overall compensation philosophy of the Company, confirms that our policies and philosophy do not encourage excess or inappropriate risk-taking by our employees, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, compensation programs. This committee also makes recommendations to the Board of Directors on compensation for independent directors.

•
Management's role in the compensation-setting process is to recommend compensation programs and assemble information as required by the committee. When establishing the compensation program for our named executive officers, the committee considers input and recommendations from management, including Ms. Good, who attends the Compensation Committee meetings.

•
This committee has engaged Frederic W. Cook & Company, Inc. as its independent compensation consultant. The compensation consultant generally attends each committee meeting and provides advice to the committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors. The consultant has been instructed that it shall provide completely independent advice to the committee and is not permitted to provide any services to Duke Energy other than at the direction of the committee.

•
Each of the members of the Compensation Committee has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10C-1(b) of the Exchange Act, and the Company's Standards for Assessing Director Independence; to be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and, to be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.
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INFORMATION ON THE BOARD OF DIRECTORS

Corporate Governance Committee

7 meetings held in 2014

Committee Members
Ann Maynard Gray, Chairperson Michael G. Browning Harris E. DeLoach, Jr. Daniel R. DiMicco William E. Kennard E. Marie McKee

Ann Maynard Gray

•
The Corporate Governance Committee considers risks and matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board of Directors the slate of nominees, including any nominees recommended by shareholders, for director for each year's annual meeting of shareholders and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors. The Committee also assists the Board in its annual determination of director independence and review of any related person transactions.

•
Each of the members of the Corporate Governance Committee has been determined to be "independent" within the meaning of the NYSE's listing standards and the Company's Standards for Assessing Director Independence.

Finance and Risk Management Committee

5 meetings held in 2014

Committee Members
James H. Hance, Jr., Chairperson Michael G. Browning John H. Forsgren Ann Maynard Gray James B. Hyler, Jr. William E. Kennard E. James Reinsch

James H. Hance, Jr.

•
The Finance and Risk Management Committee is primarily responsible for the oversight of financial risk and enterprise level risk assessment at the Company. This oversight function includes reviews of Duke Energy's financial and fiscal affairs and recommendations to the Board of Directors regarding dividends, financing and fiscal policies, and significant transactions. It reviews the financial exposure of Duke Energy, as well as mitigation strategies, reviews Duke Energy's risk exposure as related to overall company portfolio and impact on earnings, and reviews the financial impacts of major projects as well as capital expenditures.
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INFORMATION ON THE BOARD OF DIRECTORS

Nuclear Oversight Committee

6 meetings held in 2014

Committee Members
James T. Rhodes, Chairperson G. Alex Bernhardt, Sr. Harris E. DeLoach, Jr. Daniel R. DiMicco John H. Forsgren John T. Herron Richard A. Meserve E. James Reinsch

James T. Rhodes

•
The Nuclear Oversight Committee provides oversight of the nuclear safety, operational performance and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management's authority, responsibility or accountability. At least annually, the Nuclear Oversight Committee visits each of Duke Energy's operating nuclear power stations and reviews the station's nuclear safety, operational and financial performance.

Regulatory Policy and Operations Committee

12 meetings held in 2014

Committee Members
James B. Hyler, Jr., Chair G. Alex Bernhardt, Sr. John T. Herron William E. Kennard Richard A. Meserve James T. Rhodes Carlos A. Saladrigas

James B. Hyler, Jr.

•
The Regulatory Policy and Operations Committee provides oversight of Duke Energy's regulatory strategy and environmental, health and safety issues and the risks related to such issues, including our ash management strategy, as well as the public policies and practices of Duke Energy. This includes reviewing Duke Energy's regulatory approach to strategic initiatives, the operational performance of Duke Energy's utilities with regard to energy supply, delivery, fuel procurement and transportation and making visits to Duke Energy's generation facilities. It is also responsible for the oversight of Duke Energy's environmental, health and safety goals and policies as well as its policies and practices with respect to its political activities and community affairs.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp.

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INFORMATION ON THE BOARD OF DIRECTORS

BOARD OF DIRECTORS COMMITTEE MEMBERSHIP ROSTER (AS OF MARCH 26, 2015)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight	Regulatory Policy and Operations

G. Alex Bernhardt, Sr.(1)					X	X
Michael G. Browning	X		X	X
Harris E. DeLoach, Jr.			X		X
Daniel R. DiMicco			X		X
John H. Forsgren				X	X
Lynn J. Good
Ann Maynard Gray		X	X*	X
James H. Hance, Jr.	X	X		X*
John T. Herron					X	X
James B. Hyler, Jr.	X			X		X*
William E. Kennard			X	X		X
E. Marie McKee	X	X*	X
Richard A. Meserve					X	X
E. James Reinsch(1)				X	X
James T. Rhodes					X*	X
Carlos A. Saladrigas	X*	X				X

*
Committee Chair

(1)
Retiring at the 2015 Annual Meeting of Shareholders.
26 DUKE ENERGY – 2015 Proxy Statement

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board of Directors' independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment. The Corporate Governance Committee's charter is available on our website at www.duke-energy.com/corporate-governance/ board-committee-charters/corporate-governance.asp and is summarized below. Additional information about the Corporate Governance Committee and its members is detailed on page 24 of the proxy statement.

Membership. The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The Committee's responsibilities include, among other things (i) implementing policies regarding corporate governance matters, (ii) assessing the Board of Directors' membership needs and recommending nominees, (iii) recommending to the Board of Directors those directors to be selected for membership on, or removal from, the various Board of Directors' committees and those directors to be designated as chairs of Board of Directors' committees, and (iv) sponsoring and overseeing annual performance evaluations for the various Board of Directors' committees, including the Corporate Governance Committee, the Board of Directors and the Chief Executive Officer. The Committee may also conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, and in the Committee's sole discretion, consultants to assist in such work as the Committee deems necessary.

Governance Policies

All of our Board of Directors committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees and Code of Business Conduct & Ethics for Directors are available on our website at www.duke-energy.com/investors/corporate-governance.asp. Any amendments to or waivers from our Code of Business Ethics for Employees with respect to executive officers or Code of Business Conduct & Ethics for Directors must be approved by the Board and will be posted on our website. During 2014, our Board of Directors held 5 executive sessions with independent directors only.

Board Composition

Director Qualifications. We look for the following characteristics in any candidate for nomination to our Board of Directors:

•
fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•
a genuine interest in Duke Energy and a recognition that, as a member of the Board of Directors, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

•
a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•
diversity among the existing Board members, including racial and ethnic background, gender, experiences, skills and qualifications;

•
present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

•
no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders;

•
the ability and willingness to spend the time required to function effectively as a director;

•
compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

•
independent opinions and willingness to state them in a constructive manner; and,

•
willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board of Directors).

Director Candidate Recommendations. The Committee may engage a third party from time to time to assist it in identifying and

DUKE ENERGY – 2015 Proxy Statement 27

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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

evaluating director-nominee candidates, in addition to current members of the Board of Directors standing for re-election. The Committee will provide the third party, based on the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the Committee considers the shareholder-nominee's independence with respect to both the Company and the recommending shareholder. All of the nominees on the proxy card are current members of our Board of Directors and were recommended by the Committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Ms. Julia S. Janson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•
the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•
a representation that the recommending shareholder(s) is a holder of record of stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•
the name, age, business address and principal occupation and employment of the recommended nominee;

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and SEC rules and regulations;

•
a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

•
a statement, signed by the recommended nominee, (i) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (ii) affirming the recommended nominee's willingness to be a director, and (iii) consenting to serve as a director if so elected;

•
if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•
if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding (i) the recommended nominee's business experience; (ii) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee, and (iii) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

New Directors since the 2014 Annual Meeting

Following the 2014 Annual Meeting of Shareholders, the Corporate Governance Committee sought to recruit additional Board members whose qualifications align with the needs of the Board in light of the Company's long-term strategy and the major risks and issues facing the Company. After working with an independent search firm, the Corporate Governance Committee recommended that Dr. Richard A. Meserve be appointed to the Board. Dr. Meserve's appointment was effective February 3, 2015. Dr. Meserve brings technical, legal, regulatory and public policy expertise in numerous areas, including nuclear power, environmental, climate change and energy policy, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research and legal organizations. The Corporate Governance Committee believes Dr. Meserve provides valuable industry and environmental expertise to Duke Energy.

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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary
Ms. Julia S. Janson
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Interested parties can communicate with our independent Chairman of the Board by writing to the following address:

Chairman of the Board
c/o Ms. Julia S. Janson
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Our Corporate Secretary will distribute communications to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Ann Maynard Gray (Chair)
Michael G. Browning
Harris E. DeLoach, Jr.
Daniel R. DiMicco
William E. Kennard
E. Marie McKee

DUKE ENERGY – 2015 Proxy Statement 29

DIRECTOR COMPENSATION

Annual Retainer and Fees. During 2014, the retainer and meeting fees paid to our independent directors consisted of:

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings) ($)	In-Person Attendance at Meetings Held in Conjunction With a Regular Board of Directors Meeting ($)	In-Person Meetings Not Held in Conjunction With a Regular Board of Directors Meeting ($)	Telephonic Participation in Meetings ($)

Annual Board of Directors Retainer (Cash)	75,000
Annual Board of Directors Retainer (Stock)	125,000
Board of Directors Meeting Fees		2,000	2,500	2,000
Annual Board Chair Retainer	100,000
Annual Lead Director Retainer (if applicable)	75,000
Annual Audit Committee Chair Retainer	25,000
Annual Chair Retainer (Other Committees)	15,000
Audit Committee Meeting Fees		3,000	2,500	2,000
Nuclear Oversight Committee Meeting Fees		4,000	2,500	2,000
Other Committee Meeting Fees		2,000	2,500	2,000

The compensation program is the same as in effect at the end of 2013.

Annual Stock Retainer for 2014. In 2014, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of fully-vested shares granted under the Duke Energy Corporation 2010 Long-Term Incentive Plan.

Deferral Plans and Stock Purchases. Directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer such compensation under the Duke Energy Corporation Directors' Savings Plan (the "Directors' Savings Plan"). Deferred amounts are credited to an unfunded account, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board of Directors. In connection with the merger with Progress Energy, Duke Energy assumed the Progress Energy, Inc. Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") and the Progress Energy, Inc. Non-Employee Director Stock Unit Plan (the "Stock Unit Plan"), each of which was merged into the Directors' Savings Plan effective at the end of 2013. Under the Deferred Compensation Plan, the former Progress Energy directors were provided the opportunity to elect to defer their annual retainer and board attendance fees. Any deferred fees are deemed to be invested in stock units. The number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of stock represented by the units. Payments from the plan are made in cash upon termination of service. Under the Stock Unit Plan, the number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of stock represented by the units. Payments from the plan are made in cash upon termination of service.

Charitable Giving Program. The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which directors are eligible to request matching contributions of up to $5,000 per director per calendar year to qualifying institutions. Duke Energy also maintains a Directors' Charitable Giving Program. Eligibility for this program has been frozen and Ms. Gray is the only current director who is eligible. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. Ms. Gray may request that donations be made under this program during her lifetime, in which case the maximum donation will be reduced on an actuarially determined net present value basis. In 2014, no donations were made on behalf of Ms. Gray. In addition, Duke Energy made a $1,000 donation to the Crisis Assistance Ministry in November 2014 on behalf of each of the independent directors who were actively serving at that time.

Expense Reimbursement and Insurance. Duke Energy provides travel insurance to directors and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board of Directors and committee meetings and special functions.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines, which establish a target level of ownership of Duke Energy common stock (or common stock equivalents). Currently, each independent director is required to own shares with a value equal to at least five times the annual Board of Directors cash retainer (i.e., an ownership level of $375,000) or retain 50% of his or her vested annual equity retainer. All independent directors were in compliance with the guidelines as of December 31, 2014.

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DIRECTOR COMPENSATION

The following table describes the compensation earned during 2014 by each individual who served as an independent director during 2014. Because Dr. Meserve joined the Board of Directors on February 3, 2015, he did not receive any compensation in 2014 and is not listed below.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

William Barnet, III(1)	47,500	0	0	5,054	52,554
G. Alex Bernhardt, Sr.	144,000	125,000	16,385	6,324	291,709
Michael G. Browning	154,000	125,000	0	6,164	285,164
Harris E. DeLoach, Jr.	161,500	125,000	0	4,164	290,664
Daniel R. DiMicco	147,500	125,000	0	1,164	273,664
John H. Forsgren	155,000	125,000	0	5,914	285,914
Ann M. Gray	292,500	125,000	0	5,164	422,664
James H. Hance, Jr.	170,000	125,000	0	6,164	301,164
John T. Herron	142,000	125,000	0	1,285	268,285
James B. Hyler, Jr.	169,500	125,000	0	1,302	295,802
William E. Kennard	136,500	166,209	0	6,164	308,873
E. Marie McKee	183,500	125,000	0	6,164	314,664
E. James Reinsch	149,000	125,000	0	6,324	280,324
James T. Rhodes	165,500	125,000	0	6,164	296,664
Carlos A. Saladrigas	184,000	125,000	0	6,164	315,164
Philip R. Sharp(1)	54,500	0	0	1,512	56,012

(1)
Effective May 1, 2014, Messrs. Barnet and Sharp retired from the Board of Directors of Duke Energy.

(2)
Messrs. Bernhardt, Browning, DeLoach, DiMicco and Hyler and Ms. Gray and Dr. Rhodes elected to defer $144,000; $154,000; $161,500; $147,500; $84,750; $146,250; and $82,750, respectively, of their 2014 cash compensation under the Directors' Savings Plan.

(3)
This column reflects the grant date fair value of the stock awards granted to each eligible director during 2014. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 20 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 ("Form 10-K") for an explanation of the assumptions made in valuing these awards. In May 2014, each sitting director on the Duke Energy Board received 1,676 shares of stock. Messrs. Bernhardt, Browning, DeLoach, DiMicco, Forsgren, Hyler, Kennard, Reinsch and Saladrigas and Ms. Gray and Dr. Rhodes elected to defer their 2014-15 stock retainer of Duke Energy shares under the Directors' Savings Plan. In addition, Mr. Kennard elected to defer his prorated portion of the 2013-14 annual stock retainer, amounting to 597 shares, that he received upon joining the Board of Directors on January 1, 2014.

(4)
Reflects above-market interest earned on a grandfathered investment fund previously provided under a predecessor plan to the Directors' Savings Plan. Participants can no longer defer compensation into the grandfathered investment fund but continue to be credited with interest at the fixed rate on amounts previously deferred into such fund.

(5)
As described in the following table, All Other Compensation for 2014 includes a business travel accident insurance premium that was prorated among the directors based on their service on the Board of Directors during 2014, international travel insurance for several directors and contributions made in the director's name to charitable organizations.

Name	Business Travel Accident Insurance ($)	Charitable Contributions ($)	Total ($)

William Barnet, III	54	5,000	5,054
G. Alex Bernhardt, Sr.	324	6,000	6,324
Michael G. Browning	164	6,000	6,164
Harris E. DeLoach, Jr.	164	4,000	4,164
Daniel R. DiMicco	164	1,000	1,164
John H. Forsgren	164	5,750	5,914
Ann M. Gray	164	5,000	5,164
James H. Hance, Jr.	164	6,000	6,164
John T. Herron	285	1,000	1,285
James B. Hyler, Jr.	302	1,000	1,302
William E. Kennard	164	6,000	6,164
E. Marie McKee	164	6,000	6,164
E. James Reinsch	324	6,000	6,324
James T. Rhodes	164	6,000	6,164
Carlos A. Saladrigas	164	6,000	6,164
Philip R. Sharp	54	1,458	1,512

DUKE ENERGY – 2015 Proxy Statement 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of Duke Energy common stock beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the named executive officers), and all directors and executive officers as a group as of March 9, 2015.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class

G. Alex Bernhardt, Sr.	46,859	*
Michael G. Browning	60,095	*
Harris E. DeLoach, Jr.	21,990	*
Daniel R. DiMicco	31,911	*
John H. Forsgren	14,416	*
Lynn J. Good	83,884	*
Ann Maynard Gray	38,796	*
James H. Hance, Jr.	34,618	*
John T. Herron	9,612	*
James B. Hyler, Jr.	9,015	*
Dhiaa M. Jamil	31,907	*
William E. Kennard	2,352	*
Marc E. Manly	16,455	*
E. Marie McKee	126	*
Richard A. Meserve	361	*
E. James Reinsch	19,258	*
James T. Rhodes	23,718	*
Carlos A. Saladrigas	1,590	*
Lloyd M. Yates	38,004	*
Steven K. Young	42,108	*
Directors and executive officers as a group (26)	588,646	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within sixty days of March 9, 2015: Mr. Bernhardt—1,799; Mr. Browning—16,617; Mr. DeLoach—4,790; Mr. DiMicco—12,640; Mr. Forsgren—10,297; Ms. Good—0; Ms. Gray—1,027; Mr. Hance—0; Mr. Herron—0; Mr. Hyler—4,790; Mr. Jamil—0; Mr. Kennard—2,352; Mr. Manly—0; Ms. McKee—126; Dr. Meserve—0; Mr. Reinsch—10,297; Dr. Rhodes—1,596; Mr. Saladrigas—720; Mr. Yates—1,386; Mr. Young—0; and all directors and executive officers as a group—68,438.

Ownership of Units Representing Common Stock

The table below shows ownership of other units (not listed in the table above) related to the common stock of Duke Energy under the Directors' Savings Plan and the plans that merged into the Directors' Savings Plan at the end of 2013 (i.e., the Director Deferred Compensation Plan and the Stock Unit Plan). These units do not represent an equity interest in Duke Energy and possess no voting rights, but are equal in economic value to one share of the common stock of Duke Energy.

Name	Number of Units

G. Alex Bernhardt, Sr.	16,188
Michael G. Browning	26,394
Harris E. DeLoach, Jr.	26,495
Daniel R. DiMicco	1,204
John H. Forsgren	0
Ann Maynard Gray	2,507
James H. Hance, Jr.	0
John T. Herron	0
James B. Hyler, Jr.	10,178
William E. Kennard	0
E. Marie McKee	51,506
Richard A. Meserve	0
E. James Reinsch	0
James T. Rhodes	14,361
Carlos A. Saladrigas	27,908

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows ownership of other units (not listed in the table on page 32) related to the common stock of Duke Energy under the Duke Energy Executive Savings Plan ("Executive Savings Plan"). These units do not represent an equity interest in Duke Energy and possess no voting rights, but are equal in economic value to one share of the common stock of Duke Energy.

Name	Number of Units

Lynn J. Good	66
Steven K. Young	440
Dhiaa M. Jamil	1,659
Marc E. Manly	0
Lloyd M. Yates	10,092

The following table lists the beneficial owners of 5% or more of Duke Energy's outstanding shares of common stock as of December 31, 2014. This information is based on the most recently available reports filed with the SEC and provided to us by the company listed.

Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage

BlackRock Inc. 40 East 52nd Street New York, NY 10022	42,745,887	(1)	6.00%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,345,738	(2)	5.56%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	35,583,250	(3)	5.00%

(1)
According to the Schedule 13G/A filed by BlackRock Inc., these shares are beneficially owned by BlackRock Inc., which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 36,005,135 shares, 0 shares with shared voting power, sole dispositive power with regard to 42,745,887 shares and 0 shares with shared dispositive power.

(2)
According to the Schedule 13G filed by The Vanguard Group, these shares are beneficially owned by The Vanguard Group which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 1,262,923 shares, 0 shares with shared voting power, sole dispositive power with regard to 38,198,107 shares and 1,147,631 shares with shared dispositive power.

(3)
According to the Schedule 13G filed by State Street Corporation, these shares are beneficially owned by State Street Corporation which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 0 shares, 35,583,250 shares with shared voting power, sole dispositive power with regard to 0 shares and 35,583,250 shares with shared dispositive power.
DUKE ENERGY – 2015 Proxy Statement 33

PROPOSAL 2:     RATIFICATION OF DELOITTE & TOUCHE LLP AS
DUKE ENERGY CORPORATION'S INDEPENDENT
PUBLIC ACCOUNTANT FOR 2015

The Audit Committee is directly responsible for the appointment and compensation, including the pre-approval of audit fees as described below, and the retention and oversight of the independent public accountant that audits our financial statements and our internal control over financial reporting. The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as Duke Energy's independent public accountant for 2015. Deloitte has served as our independent public accountant since 1978.

Independence

The Audit Committee and the Board believe that the continued retention of Deloitte as Duke Energy's independent public accountant is in the best interests of the Company and its shareholders. Deloitte's years of experience with Duke Energy have allowed them to gain expertise regarding Duke Energy's operations, accounting policies and practices and internal controls over financial reporting. It also prevents the significant time commitment that educating a new auditor would entail, which could also result in distraction in focus for Duke Energy management.

To safeguard the continued independence of the independent public accountant, the Audit Committee adopted a policy that provides that the independent public accountant is only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain categorical fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must approve the service before the independent public accountant is engaged for such service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically approved by the Audit Committee before the independent public accountant is engaged for such service. All services performed in 2014 and 2013 by the independent public accountant were approved by the Duke Energy Audit Committee pursuant to its policy on Engaging the Independent Auditor for Services.

In addition to the annual review of Deloitte's independence and in association with the mandated rotation of Deloitte's lead engagement partner, the Audit Committee is directly involved in the selection of Deloitte's new lead engagement partner.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Information on Deloitte's fees for services rendered in 2014 and 2013 are listed below.

Audit Fees

Type of Fees	2014	2013

Audit Fees(1)	$12,000,000	$11,600,000
Audit-Related Fees(2)	4,176,000	2,150,000
Tax Fees(3)	727,000	520,000
All Other Fees(4)	40,000	30,000

TOTAL FEES:	$16,943,000	$14,300,000

(1)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the financial statement audits, audit of Duke Energy's financial statements included in Duke Energy's Annual Report on Form 10-K and reviews of financial statements included in Duke Energy's Quarterly Reports on Form 10-Q. Audit fees also include services related to cerain regulatory and agreed upon procedures reports.

(2)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of financial statements, including assistance with acquisitions and divestitures.

(3)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance and professional services related to tax planning and tax strategy.

(4)
Other Fees are billed by Deloitte for conferences, seminars, research tools, subscription services, etc.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

34 DUKE ENERGY – 2015 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2014.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Duke Energy specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website at www.duke -energy.com/corporate-governance/board-committee-charters/audit.asp. Further information about the Audit Committee, its Policy on Engaging the Independent Auditor for Services and its members is detailed on pages 22 and 34 of the proxy statement.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte, the Company's independent public accountant. Management is responsible for the preparation, presentation and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States ("GAAP"), as well as expressing an opinion on the effectiveness of internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework (2013).

The Audit Committee reviewed the Company's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with GAAP.

In addition, management completed the documentation, testing and evaluation of Duke Energy's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management presented to the Audit Committee on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Form 10-K filed with the SEC, as well as Deloitte's Report of Independent Registered Public Accounting Firm included in the Company's Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2015.

The Audit Committee has discussed with Deloitte the matters required to be discussed by professional and regulatory requirements, including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding The Auditors' Communications with Those Charged with Governance. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by "Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Duke Energy's Form 10-K, for filing with the SEC.

Audit Committee
Carlos A. Saladrigas (Chair)
Michael G. Browning
James H. Hance, Jr.
James B. Hyler, Jr.
E. Marie McKee

DUKE ENERGY – 2015 Proxy Statement 35

PROPOSAL 3:     ADVISORY VOTE TO APPROVE DUKE ENERGY
CORPORATION'S NAMED EXECUTIVE OFFICER
COMPENSATION

At the 2011 Annual Meeting of Shareholders, our shareholders recommended that our Board of Directors hold say-on-pay votes on an annual basis. As a result, we are providing our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

In connection with this proposal, the Board of Directors encourages shareholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 37, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our named executive officers' total direct compensation is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. We supplement our pay-for-performance program with a number of compensation policies that are aligned with the long-term interests of Duke Energy and its shareholders.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting "FOR" the following resolution:

"RESOLVED, that the shareholders of Duke Energy approve, on an advisory basis, the compensation paid to Duke Energy's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Duke Energy's 2015 Proxy Statement."

Because your vote is advisory, it will not be binding on the Board of Directors, the Compensation Committee or Duke Energy. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

36 DUKE ENERGY – 2015 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to assist the Board in its general oversight of the Company's compensation programs and compensation of the Company's executives. The Compensation Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/compensation.asp.

The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

E. Marie McKee (Chair)
Ann Maynard Gray
James H. Hance, Jr.
Carlos A. Saladrigas

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for our named executive officers. Our named executive officers for 2014 are:

Name	Title

Lynn J. Good	Vice Chairman, President and Chief Executive Officer
Steven K. Young	Executive Vice President and Chief Financial Officer
Dhiaa M. Jamil(1)	Executive Vice President and President, Regulated Generation
Marc E. Manly	Executive Vice President and President, Commercial Portfolio
Lloyd M. Yates(2)	Executive Vice President, Market Solutions and President, Carolinas Region

(1)
Mr. Jamil served as Executive Vice President and President, Duke Energy Nuclear until the realignment described below, effective August 1, 2014.

(2)
Mr. Yates served as Executive Vice President, Regulated Utilities until the realignment described below, effective August 1, 2014.

Executive Summary

Objectives of the Compensation Program

Our executive compensation program is designed to achieve the objectives set forth below:

Objective	Description

Pay-for-Performance	We emphasize performance-based compensation, which motivates executives and key employees to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results.
Attract and Retain Talented Leadership	We attempt to attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees of similarly sized companies and with similar complexity, whether within or outside of the utility sector.
Align Interests of Executives with Shareholders	We encourage a long-term commitment to Duke Energy and align the interests of executives with shareholders, by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results, as compared to predetermined measures of success.

As described below, the variable and equity-based components of our compensation program are short-term incentives ("STI") and long-term incentives ("LTI"). Our STI opportunities are provided under an annual cash bonus plan, the payout of which is dependent on corporate, operational and individual performance. Our LTI opportunities are provided through a three-year equity

DUKE ENERGY – 2015 Proxy Statement 37

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COMPENSATION DISCUSSION AND ANALYSIS

based compensation plan (i.e., restricted stock units and performance shares), and the payout of the performance shares is also dependent on corporate performance.

As a result, a significant portion of our named executive officers' total direct compensation — which consists of base salary as well as target STI and LTI opportunities — is directly contingent on achieving specific results that are key to our long-term success and growth in shareholder value. For example, approximately 85% of the total direct compensation opportunity (assuming target performance) for Ms. Good and approximately 75% of the total direct compensation opportunity (assuming target performance) for our other named executive officers was provided, as of December 31, 2014, in the form of STI and LTI.

Performance is measured on multiple metrics, including adjusted diluted earnings per share, operation and maintenance expense, reliability, safety, total shareholder return, and return on equity, to provide a balanced mix of incentives and reduce the risk of relying on a single metric.

The actual amount of compensation received by the named executive officers in connection with STI and LTI opportunities varies based on our stock price and the extent to which predetermined corporate, operational and individual goals are achieved. The following charts illustrate the components of the target total direct compensation opportunities provided to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Align Interests of Named Executive Officers and Shareholders

We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management and our shareholders. Following are key features of our executive compensation program:

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Tie a high ratio of the pay of our executives to corporate and individual performance. As described above, between 75% and 85% of the total direct compensation opportunity (assuming target performance) for our named executive officers was provided in the form of STI and LTI as of December 31, 2014.	Provide Golden Parachute Tax Gross-Ups. We do not provide excise tax gross-ups for severance received by our named executive officers under the Change in Control Agreements or under the Duke Energy Corporation Executive Severance Plan ("Executive Severance Plan").

Require significant stock ownership. We maintain aggressive guidelines to reinforce the importance of Duke Energy stock ownership. This is intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each named executive officer must own Duke Energy shares in accordance with the following schedule:	Permit hedging or pledging of Duke Energy securities. We have a policy that prohibits employees (including the named executive officers) from trading in options, warrants, puts and calls or similar instruments in connection with Duke Energy securities, or selling Duke Energy securities "short." In addition, we prohibit the pledging of Duke Energy securities in margin accounts.

Leadership Position	Value of Shares

Chief Executive Officer	5x Base Salary
Other Named Executive Officers	3x Base Salary

Maintain a stock holding policy. Each named executive officer is required to hold 50% of all shares acquired under the LTI program (after the payment of any applicable taxes) and 100% of all shares acquired upon the exercise of stock options (after payment of the exercise price and taxes) until the applicable stock ownership requirement is satisfied. Each of our named executive officers and directors was in compliance with the stock ownership/stock holding policy during 2014.	Provide severance upon a change in control. Our Change in Control Agreements provide cash severance only upon a "double trigger," meaning that change in control severance is payable only if our named executive officers incur a qualifying termination of employment (i.e., an involuntary termination without "cause" or a voluntary termination for "good reason") and the termination occurs in connection with a change in control of Duke Energy.

Tie incentive compensation to a clawback policy. We maintain a "clawback policy," which would allow us to recover (i) certain cash or equity-based incentive compensation based on financial results in the event those results were restated due at least in part to the recipient's fraud or misconduct or (ii) an inadvertent payment based on an incorrect calculation.	Provide employment agreements to a broad group. Except for our Chief Executive Officer, no other executives are provided a comprehensive employment agreement.

Provide a consistent level of severance. We maintain an Executive Severance Plan in order to provide a consistent approach to executive severance and to provide eligible employees, including our named executive officers (excluding Ms. Good, who is provided with severance compensation through her employment agreement), with certainty and security while they are focusing on their duties and responsibilities. Under this plan, severance compensation is payable only upon a qualifying termination of employment (i.e., an involuntary termination without "cause" or a voluntary termination for "good reason").	Encourage excessive or inappropriate risk-taking through our compensation program. Our plans focus on aligning Duke Energy's compensation policies with the long-term interests of Duke Energy and avoid rewards that could create unnecessary risks to the Company, as evidenced by the policies described on page 49.

Maintain a shareholder approval policy for severance agreements. We have a policy generally to seek shareholder approval for any future agreements with our named executive officers that provide severance compensation in excess of 2.99 times the executive's annual compensation or that provide for tax gross-ups in connection with a termination event.	Provide excessive perquisites. Our perquisites program is limited to an executive physical, an airline membership club to facilitate travel, limited personal use of corporate aircraft (subject to the requirement that the executive reimburse Duke Energy for the direct operating costs for such travel), financial planning and matching charitable contributions. See page 47 for additional details.

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AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Comply with equity award granting policy. In recognition of the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation Committee has adopted a policy that applies to the granting of equity awards. Under this policy, annual grants to employees may be made at any regularly scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly scheduled meeting of each calendar year, and annual grants to independent directors may be made by the Board of Directors at any regularly scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly scheduled meeting that is held in conjunction with the annual shareholder meeting each year.

Use an independent compensation consultant. The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. The consultant has been instructed to provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee.

Realignment of Organization and Senior Roles

Effective August 1, 2014, the Compensation Committee approved adjustments to the compensation of Messrs. Young, Jamil and Yates, in connection with the restructuring of their respective roles and responsibilities. These organizational changes were made in order to support Duke Energy's long-term strategic focus. As part of the restructuring, the responsibilities for the regulated operations of Duke Energy were allocated between two executive officers as described below. These changes and their related compensation adjustments are summarized as follows:

•
Mr. Young received an increase in his annual base salary from $525,000 to $550,000 and an increase in his STI opportunity from 70% to 80%, each effective August 1, 2014, as well as an increase in his future LTI opportunity from 150% to 225%, effective January 1, 2015. These increases were made in recognition of Mr. Young's performance in his new role, as well as for internal pay equity purposes.

•
Mr. Jamil became Executive Vice President and President, Regulation Generation. In this role, Mr. Jamil is responsible for all power generation in the regulated utilities, including nuclear generation; environmental, health and safety; and fuels and system optimization. He continues to be responsible for project management and construction; and coal ash management. Mr. Jamil received an increase in his future LTI opportunity from 200% to 250% in recognition of his increased responsibilities. This increase was approved in two equal parts of 25% each, the first half in July 2014 and the second half in February 2015, and was first effective for stock grants approved in 2015.

•
Mr. Yates became Executive Vice President, Market Solutions and President, Carolinas Region. In this role, Mr. Yates is responsible for the regulated operations, including electric distribution, in Duke Energy's North Carolina and South Carolina jurisdictions. He continues to lead the advancement of Duke Energy's enterprise strategy for distributed energy resources and adds responsibility for enterprise customer solutions and delivery. In connection with this expansion of responsibilities, Mr. Yates received an increase in his annual base salary from $565,000 to $615,000, effective August 1, 2014, and an increase in his future LTI opportunity from 200% to 225%, effective January 1, 2015.
40 DUKE ENERGY – 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Duke Energy's Compensation Program

As discussed in more detail below, during 2014, the principal components of compensation for the named executive officers were: base salary; STI compensation; LTI compensation; retirement and welfare benefits and perquisites.

Following is a summary of each principal compensation component provided to the Duke Energy named executive officers during 2014.

Base Salary The salary for each executive is based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. Effective August 2014, the base salaries of Messrs. Young and Yates were increased in light of the realignment described above.

Short-Term Incentive Compensation STI opportunities are provided to our named executive officers under the Duke Energy Corporation Executive Short-Term Incentive Plan ("STI Plan") to promote the achievement of annual performance objectives.

Each year, the Compensation Committee establishes the incentive opportunity for each named executive officer, which is based on a percentage of his or her base salary, along with the corporate, operational and individual goals that are critical to Duke Energy's success and that must be achieved to earn that incentive opportunity. Unless deferred, the earned STI opportunity is paid in cash. Aside from the increase in target annual incentive award opportunity for Mr. Young (from 70% to 80%) as discussed above, no changes were made to the target annual incentive award opportunities of the named executive officers in 2014, each of which is listed below.

Name	Target Incentive Opportunity (as a % of base salary)

Lynn J. Good	125%
Steven K. Young	80%
Dhiaa M. Jamil	80%
Marc E. Manly	80%
Lloyd M. Yates	80%

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COMPENSATION DISCUSSION AND ANALYSIS

During 2014, depending on actual performance, named executive officers were eligible to earn up to 183.75%* of the amount of their STI target opportunity. The Compensation Committee established objectives under the STI Plan in February 2014, with the STI target opportunity allocated between (a) corporate objectives, including the Company's achievement of an adjusted diluted earnings per share ("EPS") goal, an operations and maintenance ("O&M") expense control goal and a reliability goal and (b) individual objectives. In order to emphasize the importance of the EPS objective, the Compensation Committee established a circuit-breaker providing that if an adjusted diluted EPS performance level of at least $4.09 was not achieved, the named executive officers would not have received any payout under the 2014 STI Plan. The rationale for each of these objectives is as follows:

Objectives	Weight	Rationale for Objective

Corporate Objectives	80%
(a) Adjusted Diluted EPS	50%	Represents a widely accepted and easily understood measure that is a key measure used in evaluating the success of our performance and in determining the market value of our common stock, and is the basis upon which we communicate forward looking financial information to the investment community.
(b) O&M Expense Control	20%	Provides an incentive for achieving operational efficiencies.
(c) Reliability	10%	Motivates our executive officers toward achieving operational excellence that is valued by our customers and that is in alignment with our strategic business goals.
Individual Objectives	20%	Motivates our executive officers to advance the strategic objectives of Duke Energy. Each individual's objectives are based on his or her role supporting Duke Energy's strategic plan.

*
Based on a potential maximum payout of 200% for the EPS objective, a 150% potential maximum payout for the O&M, reliability and individual objectives, and a potential 5% safety adder.

Corporate Objectives

The 2014 corporate goals (EPS, O&M expense control and reliability), which the Compensation Committee selected to promote management actions beneficial to Duke Energy's various stakeholders, including customers and investors, as well as the actual performance results, were as follows:

Goal(1)	Weight	Threshold (50%)	Target (100%)	Maximum(2)	Result	Payout

Adjusted Diluted EPS(3)	50%	$4.24	$4.54	$4.84	$4.41	78.33%
O&M Expense Control	20%	$5.415B	$5.310B	$5.205B	$5.515B	0%
Reliability(4)	10%
Regulated Generation Commercial Availability		85.52%	86.53%	87.28%	85.91%	69.3%
Nuclear Generation Capacity Factor		91.25%	93.30%	95.35%	93.18%	97.1%
System Average Interruption Frequency Index (SAIFI)		1.26	1.15	1.04	1.13	109.1%
System Average Interruption Duration Index (SAIDI)		139	126	113	123	111.5%
Commercial Availability (Midwest and Renewables Yield)		89.90%	92.00%	94.00%	88.86%	0%
International Equivalent Availability		87.56%	89.56%	91.56%	90.18%	115.5%

(1)
For additional information about the calculation of the EPS and O&M expense control goals, see page 50.

(2)
A payout of up to 200% of the target opportunity is available for the adjusted diluted EPS goal and a payout of up to 150% of the target opportunity is available for the O&M and reliability goals.

(3)
If an adjusted diluted EPS performance level of at least $4.09 was not achieved, the named executive officers would not have received a payout under the 2014 STI Plan.

(4)
The reliability goals are calculated as described below. Each reliability goal contains a weighting of one-sixth of the aggregate weighting of 10%.
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COMPENSATION DISCUSSION AND ANALYSIS

Reduction of STI Payouts to Reflect Settlement and Expenses in Connection With Dan River

On February 2, 2014, a stormwater pipe under a coal ash basin at the retired Dan River Steam Station broke, releasing ash into the Dan River in Rockingham County, N.C. Duke Energy incurred various expenses in connection with the Dan River coal ash spill and ash basin operations at other North Carolina coal plants. In order to hold the senior leaders of Duke Energy accountable for its financial and operational performance, these expenses were factored into the calculation of the EPS and O&M performance measures to reduce payouts as follows.

•
Duke Energy incurred approximately $90 million for consulting, engineering, legal and other costs, including approximately $20 million for Dan River-specific cleanup costs. Pursuant to the terms of the 2014 STI plan, these incremental costs reduced the payouts for the EPS and O&M performance measures for all participants, including the named executive officers.

•
On February 20, 2015, Duke Energy entered into a proposed agreement with the U.S. government that, if approved by the U.S. District Court for the Eastern District of North Carolina, would close a federal grand jury investigation related to the Dan River coal ash spill and ash basin operations at other North Carolina coal plants. If approved, Duke Energy's subsidiaries will pay approximately $102 million in fines, restitution, community service and mitigation. The Compensation Committee exercised discretion to take this $102 million expense into account to reduce the EPS and O&M performance measure payouts for certain senior executives, including the named executive officers.

•
As a result of the inclusion of the $90 million of incremental costs and $102 million cost of the proposed settlement in the calculation of the payouts for the named executive officers due to the Dan River incident and related costs, the EPS payout was reduced from 120% to 78.33% of target and the O&M payout was reduced from 93% to 0% of target. As a result, the aggregate STI payouts for the named executive officers were reduced by approximately 35%.

Reliability Metrics	Description

Regulated Generation Commercial Availability	A measure of regulated fossil generation reliability, determined as the weighted percentage of time the regulated fossil generation units are available to generate electricity, where the availability each hour is weighted by the difference between market price and unit cost.
Nuclear Generation Capacity Factor	A measure of the amount of electricity produced by a nuclear generating unit relative to the amount of electricity the unit is capable of producing.
System Average Interruption Frequency Index (SAIFI)	A measure of the number of sustained outages (greater than five minutes in duration) experienced during the year per customer served from both transmission and distribution systems calculated in accordance with the applicable guidelines set forth in the IEEE Standard 1366-Guide for Electric Power Distribution Reliability Indices, including application of the "major event day" exclusions described therein.
System Average Interruption Duration Index (SAIDI)	A measure of the number of outage minutes experienced during the year per customer served from both transmission and distribution systems calculated in accordance with the applicable guidelines set forth in the IEEE Standard 1366-Guide for Electric Power Distribution Reliability Indices, including application of the "major event day" exclusions described therein.
Commercial Availability (Midwest and Renewables Yield)	A composite measure of (i) nonregulated fossil generation reliability, determined as the weighted percentage of time the nonregulated fossil generation units are available to generate electricity, where the availability of each hour is weighted by the difference between market price and unit cost and (ii) a renewables energy yield metric, determined by comparing actual generation to expected generation, based on wind speed at the turbines and solar intensity.
International Equivalent Availability	A measure of the amount of electricity that potentially could be produced by an international generating unit relative to the amount of electricity the unit is actually producing.

Individual Objectives

The remaining 20% of each named executive officer's 2014 opportunity under the STI Plan was based on individual objectives. The individual goals, in the aggregate, could result in a payout with respect to the target opportunity equal to 50% in the event of threshold performance, 100% in the event of target performance and 150% in the event of maximum performance. As described

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below, the individual goals for each named executive officer consisted of a combination of strategic and operational objectives, which were measured based on a subjective determination.

Lynn J. Good Goals	Weight	Description

Leadership Initiatives for Strategic Priorities	10%	Provide effective leadership and direction with respect to strategic priorities as well as key regulatory initiatives.
Leadership Alignment and Employee Engagement	10%	Strengthen leadership alignment and employee engagement.

Steven K. Young Goals	Weight	Description

Financial Plan and Strategic Initiatives	10%	Develop and monitor Duke Energy's financial plans and strategic initiatives.
Communications Initiatives	5%	Develop and implement communication plans for employees, analyst community and investors.
Performance Review Process	5%	Co-lead effort to develop and implement an ongoing performance review process for Duke Energy that looks at strategic, operational and financial plans for both short and long-term horizons.

Dhiaa M. Jamil Goals	Weight	Description

Nuclear Generation	10%	Improve safety, reliability and cost efficiency (including a focus on fleet governance and alignment) of nuclear generation.
Cost Management	5%	Implement excellence in cost management initiatives.
Project Management	5%	Achieve predictable results on major projects through implementation of Project Management Center of Excellence Principles.

Marc E. Manly Goals	Weight	Description

Leadership Initiatives	10%	Successfully lead Commercial Business team to execute on earnings commitments, growth and capital rotation opportunities.
Commercial Business	5%	Review the strategic contributions of the Commercial Businesses to the Duke Energy enterprise.
Sales Process Maximization	5%	Lead the sales process for Midwest Commercial Generation to maximize value.

Lloyd M. Yates Goals	Weight	Description

Regulatory Initiatives	10%	Provide effective leadership and direction on strategic priorities and regulatory initiatives.
Leadership Alignment and Employee Engagement	10%	Strengthen leadership alignment and employee engagement.

In light of the restructuring described above, effective August 1, 2014, the individual objectives under the STI Plan for Messrs. Jamil and Yates were modified to provide the Chief Executive Officer with discretion in determining each applicable executive officer's performance relative to his individual objectives based on each applicable executive officer's efforts to manage a successful transition of prior responsibilities and performance with respect to the executive officer's new role.

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Safety Component

In order to encourage a continued focus on safety, the Compensation Committee included the following safety measures in the 2014 STI Plan:

•
Safety Penalty.  The STI Plan payments for each of the named executive officers were subject to a safety penalty of 5% depending on Duke Energy's enterprise-wide serious injuries and fatalities ("SIF") rate. In February, 2014 the Compensation Committee established a SIF goal of 31. There were 19 SIFs in 2014 and thus the safety penalty was not triggered and did not decrease the 2014 STI Plan awards.

•
Safety Adder.  The STI Plan payments of the named executive officers were also eligible for a safety adder that could result in an increase of 5% if (i) there were no work-related fatalities of any Duke Energy employee, contractor or subcontractor during 2014 and (ii) there were 19 or fewer SIFs during 2014. Because work-related fatalities occurred during 2014, the 5% safety adder was not achieved.

Payouts

As a result of the aggregate corporate, operational and individual performance, each named executive officer's aggregate payout under the 2014 STI Plan was equal to:

Name	Payout

Lynn J. Good	$1,126,215
Steven K. Young	$292,495
Dhiaa M. Jamil	$387,634
Marc E. Manly	$326,616
Lloyd M. Yates	$339,994

Long-Term Incentive Compensation

Opportunities under the LTI program are provided to our named executive officers to align executive and shareholder interests in an effort to maximize shareholder value. In this regard, each year the Compensation Committee reconsiders the design and amount of the LTI awards and generally grants equity awards at the Compensation Committee's first regularly scheduled meeting. Duke Energy's executive officers do not have a role in selecting the date on which LTI awards are granted. Because the closing price of Duke Energy's common stock is a key factor in determining the number of shares in each employee's LTI award, the Compensation Committee considers volatility when determining the size of LTI plan awards.

2012-2014 Performance Shares under the Duke Energy 2012 LTI Program

The 2012 performance share cycle commenced on January 1, 2012, and ended on December 31, 2014. The performance shares generally vest only to the extent two equally weighted performance measures were satisfied. The first measure was based on Duke Energy's relative TSR for the three-year period from January 1, 2012, to December 31, 2014, as compared to the companies in the Philadelphia Utility Index, as follows:

Relative TSR Performance Percentile	Percent Payout of Target 2012-2014 Performance Shares	Result	Payout of Target

75th or Higher	150%	44.4th	88.9%
50th (Target)	100%
25th	50%
Below 25th	0%

For purposes of the LTI program, TSR is calculated based on the change, expressed as a percentage, in the fair market value of an initial investment in common stock, over a specified period, with dividends reinvested.

The second measure was based on Duke Energy's adjusted return on equity ("ROE") for the three-year period from January 1, 2012, to December 31, 2014, as follows:

Adjusted Achieved ROE	Percent Payout of Target 2012-2014 Performance Shares	Result	Payout of Target

10.6% or Higher	150%	12.4%	150%
10.0% (Target)	100%
9.4%	50%
Below 9.4%	0%

The 2012 LTI program incorporated the adjusted ROE performance measure in recognition of the capital intensive nature of Duke Energy's business. The Compensation Committee believes that this performance measure provided an additional incentive to efficiently and effectively allocate capital and measure overall business performance. For additional information about the calculation of the ROE measure, see page 50.

In the aggregate, this performance corresponds to a payout of 119.45% of the target number of 2012-2014 performance shares, plus dividend equivalents earned during the 2012-2014 performance period. The following table lists the number of 2012-2014 performance shares to which our named executive officers became vested at the end of the performance cycle:

Name	2012-2014 Performance Shares

Lynn J. Good	16,272
Steven K. Young	4,208
Dhiaa M. Jamil	13,890
Marc E. Manly	15,874
Lloyd M. Yates*	4,098

*2012-2014 Performance Shares for Mr. Yates. Mr. Yates received these shares in connection with performance shares provided by Progress Energy, prior to its merger with Duke Energy, for the 2012-2014 performance cycle. These performance shares contained the following two equally-weighted performance measures:

•
TSR.  The first performance measure was based on the relative TSR of Progress Energy (and, after the merger, the relative TSR of Duke Energy) for the three-year period from January 1, 2012, to December 31, 2014, as compared to the companies in a predetermined group of highly regulated utilities. The payout that could be earned for this measure was equal to 50% of the target opportunity in the event that relative TSR performance was at the 40th percentile, 100% of
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the target opportunity in the event that relative TSR performance was at the 50th percentile and 200% of the target opportunity in the event that relative TSR performance was at the 80th percentile. Based on the actual relative TSR performance of Progress Energy and Duke Energy at the 33.3rd percentile, Mr. Yates received no payout for the portion of his performance shares related to the TSR performance measure.

•
EPS Growth.  The second performance measure was based on the rate of earnings growth during the three-year period from January 1, 2012, to December 31, 2014, calculated by reference to the ongoing EPS of Duke Energy. The payout that could be earned for this measure was equal to 50% of the target opportunity in the event that the rate of growth of ongoing EPS was at least 1% per year, 100% of the target opportunity in the event that the rate of growth of ongoing EPS was at least 3%, and 200% of the target opportunity in the event that the rate of growth of ongoing EPS was 5% or higher. Based on the 2.46% rate of growth of ongoing EPS of Progress Energy and Duke Energy during 2012-2014, Mr. Yates received a payout of 86.5% of the target opportunity for the portion of his performance shares related to the earnings growth measure.

In the aggregate, this performance corresponds to a payout for Mr. Yates of 43.25% of his target number of 2012-2014 performance shares, plus dividend equivalents earned during the 2012-2014 performance period.

2014 LTI Program

No changes were made to the target LTI opportunities of the named executive officers for 2014, each of which is listed below.

Name	Target LTI Opportunity (as a % of base salary)

Lynn J. Good	450%
Steven K. Young	150%
Dhiaa M. Jamil	200%
Marc E. Manly	200%
Lloyd M. Yates	200%

Under the 2014 LTI program, 30% of each named executive officer's LTI opportunity was provided in the form of restricted stock units and the remaining 70% was provided in the form of performance shares, as follows:

Name	Grant Date	Performance Shares (at Target Level)	Restricted Stock Units

Lynn J. Good	2/25/2014	53,217	22,807
Steven K. Young	2/25/2014	7,761	3,326
Dhiaa M. Jamil	2/25/2014	12,811	5,491
Marc E. Manly	2/25/2014	11,826	5,068
Lloyd M. Yates	2/25/2014	11,136	4,773

In order to enhance our retention incentives, the 2014 restricted stock units generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date.

In order to emphasize pay-for-performance, the 2014 performance shares generally vest at the end of the three-year performance period only to the extent the TSR performance goal is satisfied. The Company utilized TSR as the performance measure for the 2014 LTI program in order to emphasize its importance in aligning the interests of executives and shareholders. The TSR performance goal is based on Duke Energy's relative TSR for the three-year performance period from January 1, 2014, to December 31, 2016, as compared to the companies in the Philadelphia Utility Index, as follows:

TSR Percentile Ranking	Percent Payout of Target Performance Shares

90th or Higher	200%
50th (Target)	100%
25th	30%
Below 25th	0%

Retirement and Welfare Benefits

Our named executive officers participate in the retirement and welfare plans generally available to other eligible employees. In addition, in order to attract and retain key executive talent, we believe that it is important to provide our named executive officers with certain limited retirement benefits that are offered only to a select group of management. The retirement plans that are provided to our named executive officers, including the plans offered only to a select group of management, are described on pages 56-58. These benefits are comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys.

Duke Energy provides the named executive officers with the same health and welfare benefits it provides to all other similarly situated employees, and at the same cost charged to all other eligible employees. The named executive officers also are entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

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Perquisites

In 2014, Duke Energy provided our named executive officers with certain other perquisites, which are disclosed in footnote 7 to the Summary Compensation Table on page 52. Duke Energy provides these perquisites as well as other benefits to certain executives in order to provide competitive compensation packages. The cost of perquisites and other personal benefits is not part of base salary and, therefore, does not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (i.e., retirement and incentive compensation plans). Unless otherwise noted, each of our named executive officers was eligible to receive the perquisites and other benefits described in the following table.

Perquisite	Description

Executive Physical	Each executive is entitled to the annual reimbursement of up to $2,500 for the cost of a comprehensive physical examination.
Airline Membership	Each executive is entitled to Chairman's Preferred Status at US Airways.
Personal Travel on Corporate Aircraft	Ms. Good may use corporate aircraft for personal travel in North America. With advance approval from the Chief Executive Officer, the other named executive officers may use the corporate aircraft for personal travel in North America. If Ms. Good or any other named executive officer uses the aircraft for personal travel, he or she must reimburse Duke Energy the direct operating costs for such travel. However, Ms. Good is not required to reimburse Duke Energy for the cost of travel to the executive physical described above or to meetings of the board of directors of other companies on whose board she serves. For additional information on the use of the corporate aircraft, see footnote 7 to the Summary Compensation Table.
Financial Planning and Tax Preparation Services	Each year, we reimburse each participating executive for expenses incurred for tax and financial planning services. This program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses during the three-year cycle.
Matching Charitable Contributions	The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which employees are eligible for matching contributions of up to $5,000 per calendar year to qualifying institutions.

Compensation Advisor and Peer Group

Compensation Advisor

The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. The compensation consultant generally attends each Compensation Committee meeting and provides advice to the Compensation Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards and analysis with respect to specific projects and information regarding trends and competitive practices. The consultant has been instructed that it is to provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee. With the consent of the Chair of the Compensation Committee, the consultant may meet with management to discuss strategic issues with respect to executive compensation and assist the consultant in its engagement with the Compensation Committee. The Compensation Committee has assessed the independence of Frederic W. Cook & Company, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

Compensation Peer Group

One of our core compensation objectives is to attract and retain talented executive officers through total compensation that generally is competitive with that of other executives and key employees of similarly sized companies with similar complexity, whether within or outside of the utility sector. As a result, in setting 2014 compensation levels, the Compensation Committee reviewed market surveys showing each element of total compensation against comparable positions at comparable companies. For utility-specific positions, the market data sources were (i) the Towers Watson CDB Energy Services Executive Compensation Database, which consists of the 103 companies listed on Appendix A and (ii) the Philadelphia Utility Index. For general corporate positions, the market data sources also included the Towers Watson CDB General Industry Executive Compensation Database, which consists of the 109 companies with aggregate revenues between $13 billion and $60 billion, as listed on Appendix B.

The Compensation Committee has developed a customized peer group for review of executive compensation levels and plan design practices. The peer group generally consists of similarly sized companies from the utility and general industry sectors, with the general industry companies also having satisfied at least one of the following characteristics: (i) operates in capital-intensive industry; (ii) operates in a highly regulated

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industry; (iii) has significant manufacturing operations; or (iv) has more than 50% of its revenue in the United States. The customized combined peer group, which did not change in 2014, consists of:

Compensation Peer Group

3M	Dominion Resources	FedEx	Monsanto
American Electric Power	Dow Chemical	FirstEnergy	NextEra Energy
CenturyLink	DuPont	General Dynamics	PG&E Corp.
Colgate-Palmolive	Eaton	International Paper	Southern
Consolidated Edison	Edison International	Lockheed Martin	UPS
Deere & Co.	Exelon	Medtronic

At least once a year, the Compensation Committee reviews tally sheets for each named executive officer, which include a summary of compensation paid in prior years, compensation for the current year, the valuation (at various assumed stock prices) of all outstanding equity awards and a summary of amounts payable upon a termination of employment under various circumstances. This information allows the Compensation Committee to evaluate the total compensation package for each named executive officer, as well as adjustments to specific elements of the total direct compensation package. After reviewing this information: (i) the Compensation Committee was able to confirm that the 2014 target total direct compensation for the named executive officers generally was within the competitive range of the market data and (ii) the Committee is able to better understand the relationship of various components of the total compensation program to each other.

Severance and Change in Control Benefits

Employment Agreement with Ms. Good

Effective July 2013, Duke Energy entered into an employment agreement with Ms. Good that contains a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years.

Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined in her employment agreement), the following severance would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after, a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control, and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance compensation otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.

Severance Plan

The Executive Severance Plan provides varying levels of severance to the named executive officers other than Ms. Good. The Compensation Committee believes that this plan is appropriate in order to provide a consistent approach to executive severance and to provide eligible executives with certainty and security while they are focusing on their duties and responsibilities. Severance compensation would only be paid in the event that an eligible executive's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason," and are subject to compliance with restrictive covenants (i.e., noncompetition). The severance compensation that would be paid in the event of a qualifying termination of employment to those senior executives who are identified as "Tier I Participants," including Messrs. Young, Jamil, Manly and Yates, generally approximate two times their annual compensation and benefits. The Executive Severance Plan prohibits the payment of severance if an executive also would be entitled to severance compensation under a separate agreement or plan maintained by Duke Energy, including the Change in Control Agreements described below. The Executive Severance Plan does not provide for golden parachute excise tax gross-up payments. The benefit levels under the Executive Severance Plan are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

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Change in Control Agreements

Duke Energy has entered into Change in Control Agreements with the named executive officers other than Ms. Good. Under these agreements, each such named executive officer would be entitled to certain payments and benefits if (i) a change in control were to occur and (ii) within two years following the change in control, (a) Duke Energy terminates the executive's employment without "cause" or (b) the executive terminates his employment for "good reason." The severance provided by Duke Energy is generally two times the executive's annual compensation and benefits and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the two times severance multiplier after consulting with its advisors and reviewing the severance provided by peer companies. The Compensation Committee believes that the protection provided through these severance arrangements is appropriate in order to diminish the uncertainty and risk to the executives' roles in the context of a potential or actual change in control. The benefit levels under the Change in Control Agreements are described in more detail under the "Potential Payments Upon Termination or Change in Control" section on page 60 of this proxy statement. The Change in Control Agreements do not provide for golden parachute excise tax gross-up payments.

Shareholder Approval Policy for Severance Agreements

The Compensation Committee has established a policy pursuant to which it generally will seek shareholder approval for any future agreement with certain individuals (i.e., a named executive officer) that provides severance compensation in excess of 2.99 times the sum of the executive's base salary and annual bonus, plus the value of continued participation in welfare, retirement and equity compensation plans determined as if the executive remained employed for 2.99 additional years. Under the policy, Duke Energy also will seek shareholder approval of any such agreement that provides for the payment of any tax gross-ups by reason of the executive's termination of employment, including reimbursement of golden parachute excise taxes.

Additional Compensation Matters

Consideration of the Say-on-Pay Vote

As required by the Dodd-Frank Act, we included a shareholder vote on executive compensation in last year's proxy statement. Because our shareholders supported the compensation of our named executive officers as disclosed in the 2014 proxy statement (i.e., approximately 92% of the votes represented in person or by proxy), the Compensation Committee views the results of this advisory vote as confirmation that our compensation program, including our emphasis on pay-for-performance, is structured and designed to achieve our stated goals and objectives. As a result, we have continued to emphasize pay-for-performance alignment, and our 2014 compensation program, as previously described, continues to reflect this philosophy.

Risk Assessment of Compensation Policies and Practices

In consultation with the Compensation Committee, members of management from Duke Energy's Human Resources, Legal and Risk Management groups assessed whether our compensation policies and practices encourage excessive or inappropriate risk-taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of Duke Energy's business and the design of our incentive plans and policies.

Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that our plans and policies do not encourage excessive or inappropriate risk-taking. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Duke Energy's compensation policies with the long-term interests of Duke Energy and avoiding rewards that could create unnecessary risks to the Company, as evidenced by the following:

•
We do not use highly leveraged STI goals, but instead the STI opportunities are based on balanced performance metrics that promote short-term and long-term goals, and all payouts are capped at a pre-established percentage of the target payment opportunity.

•
Our LTI opportunities generally vest over a period of three years in order to focus our executives on long-term performance and enhance retention. Our performance shares are granted annually and have overlapping three-year performance periods, so any inappropriate risks taken to increase the payout under one award could jeopardize the potential payouts under other awards.

•
We use a variety of performance metrics (i.e., adjusted diluted EPS, O&M expense, reliability, safety and TSR) that correlate to long-term value, and our performance goals are set at levels that we believe are reasonable in light of past performance and market conditions.

•
Our stock ownership policy requires the members of our Executive Leadership Team, including our named executive officers, to hold a minimum level of Duke Energy shares so that each executive has personal wealth tied to the long-term success of Duke Energy and is therefore aligned with shareholders.

•
We maintain a "clawback policy," which allows Duke Energy to require the reimbursement of any incentive compensation,
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  the payment of which was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused or partially caused by the recipient's fraud or misconduct. It also entitles us to recover inadvertent payments based on an incorrect calculation.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder approved plans is not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and certain other requirements are satisfied.

Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may, from time to time, approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interests of shareholders. For example, restricted stock unit awards received by certain employees, and amounts paid to certain employees under the STI Plan with respect to individual objectives, may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Duke Energy Board of Directors. Duke Energy recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant and equipment.

Non-GAAP Financial Measures

As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted diluted EPS and O&M expense, in connection with short-term and long-term incentives. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per share impact of the mark-to-market impacts of economic hedges in the Commercial Power segment and special items, including the operating results of the nonregulated Midwest generation business ("Disposal Group") classified as discontinued operations for GAAP purposes. Duke Energy's management also uses adjusted diluted EPS as a measure to evaluate operations of the Company. The O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it represents GAAP O&M adjusted primarily for expenses recovered through rate riders, certain regulatory accounting deferrals and applicable special items. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. As a result of the agreement in August 2014 to sell the Disposal Group to Dynegy Inc., the operating results of the Disposal Group are classified as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group classified as discontinued operations better reflects its financial performance and therefore has included these results in adjusted diluted EPS. Derivative contracts are used in Duke Energy's hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (i.e., coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company's performance across periods. The most directly comparable GAAP measures for adjusted diluted EPS and O&M expense measures used for incentive plan purposes are reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders and reported O&M expense from continuing operations, which include the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

For purposes of the LTI program, adjusted ROE is calculated based on the average of the annual adjusted ROE, with equity determined on a quarterly basis, earned by Duke Energy during the applicable performance period with each annual adjusted ROE being calculated by dividing adjusted net income by average shareholders' equity, which is calculated by reference to shareholders' equity as reported on Duke Energy's consolidated balance sheet, excluding goodwill. Under this calculation, adjusted net income is determined in a manner similar to the methodology used for calculating adjusted diluted EPS for purposes of the STI Plan. In addition, the EPS growth performance measure applicable to certain performance shares originally granted by Progress Energy also is determined in a manner similar to the methodology used for calculating adjusted diluted EPS for purposes of the STI Plan.

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SUMMARY COMPENSATION TABLE

The following table provides compensation information for our Chief Executive Officer (Ms. Good), our Chief Financial Officer (Mr. Young) and the three other most highly compensated executive officers who were employed on December 31, 2014 (Messrs. Jamil, Manly and Yates). The table provides information for 2012 and 2013 only to the extent that each named executive officer was included in the Duke Energy Summary Compensation Table for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Lynn J. Good	2014	1,200,000	0	5,290,357	0	1,126,215	357,205	331,574	8,305,351
Vice Chairman, President,	2013	929,167	0	4,177,007	0	1,103,411	87,825	175,600	6,473,010
and Chief Executive Officer	2012	617,500	0	1,220,361	0	648,401	523,790	76,515	3,086,567

Steven K. Young	2014	535,418	0	771,522	0	292,495	157,862	50,296	1,807,593
Executive Vice President	2013	409,764	0	404,173	0	265,840	66,558	36,834	1,183,169
and Chief Financial Officer

Dhiaa M. Jamil(1)	2014	650,000	0	1,273,601	0	387,634	209,183	89,910	2,610,328
Executive Vice President	2013	633,333	0	1,573,043	0	528,048	145,665	77,126	2,957,215
and President, Regulated Generation	2012	537,500	0	1,041,760	0	558,004	192,123	90,821	2,420,208

Marc E. Manly	2014	600,000	0	1,175,619	0	326,616	517,897	154,381	2,774,513
Executive Vice President	2013	600,000	0	1,452,121	0	494,256	329,909	134,391	3,010,677
and President, Commercial Portfolio	2012	600,000	0	1,190,573	0	626,165	528,654	201,381	3,146,773

Lloyd M. Yates(2)	2014	585,833	1,000,000	1,107,076	0	339,994	1,038,073	272,487	4,343,463
Executive Vice President,	2013	559,673	0	1,367,408	0	497,126	59,944	177,764	2,661,915
Market Solutions and President, Carolinas Region

(1)
Effective August 1, 2014, Mr. Jamil became Executive Vice President and President, Regulated Generation. Prior to this realignment, he served as Executive Vice President and President, Duke Energy Nuclear.

(2)
Effective August 1, 2014, Mr. Yates became Executive Vice President, Market Solutions and President, Carolinas Region. Prior to this realignment, he served as Executive Vice President, Regulated Utilities.

(3)
This column reflects Mr. Yates' retention agreement dated July 9, 2012, under which he was entitled to $1,000,000 as a result of remaining continuously employed with Duke Energy until the second anniversary of the Progress Energy merger (i.e. July 2, 2014). This amount (less applicable taxes) was credited to an unfunded account under the Executive Savings Plan, which will be adjusted with earnings and losses and will be paid in monthly installments over the seven year period following Mr. Yates' termination of employment.

(4)
This column does not reflect the value of stock awards that were actually earned or received by the named executive officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome of the performance conditions as of the date of grant) and restricted stock units granted to our named executive officers in the applicable year. The aggregate grant date fair value of the performance shares granted in 2014 to Ms. Good and Messrs. Young, Jamil, Manly and Yates, assuming that the highest level of performance would be achieved, is $7,560,007; $1,102,528; $1,819,931; $1,680,002; and $1,581,980; respectively. The aggregate grant date fair value of the awards was determined in accordance with the accounting guidance for stock-based compensation. See Note 20 of the Consolidated Financial Statements contained in our Form 10-K for an explanation of the assumptions made in valuing these awards.

(5)
With respect to the applicable performance period, this column reflects amounts payable under the Duke Energy Corporation Executive Short-Term Incentive Plan. Unless deferred, the 2014 amounts were paid in March 2015.
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(6)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2014.

	Good ($)	Young ($)	Jamil ($)	Manly ($)	Yates ($)

Change in Actuarial Present Value of Accumulated Benefit Under:
Duke Energy Retirement Cash Balance Plan	36,789	63,179	61,765	75,172	0
Duke Energy Executive Cash Balance Plan	320,416	94,683	147,418	442,725	966,738
Progress Energy Pension Plan	0	0	0	0	71,335

Total	357,205	157,862	209,183	517,897	1,038,073

(7)
The All Other Compensation column includes the following for 2014:

	Good ($)	Young ($)	Jamil ($)	Manly ($)	Yates ($)

Matching Contributions Under the Duke Energy Retirement Savings Plan/Progress Energy 401(k)	15,600	15,600	15,600	15,600	15,600
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	122,605	32,476	55,083	50,055	49,378
Personal Use of Airplane*	181,369	0	0	83,596	67,679
Airline Membership	0	0	0	0	0
Business travel accident insurance	0	0	0	130	0
Charitable Contributions Made in the Name of the Executive**	5,000	250	5,000	5,000	0
Executive Physical Exam Program	2,500	0	0	0	1,650
Financial Planning Program	4,500	1,970	14,227	0	5,000
Relocation Expenses	0	0	0	0	133,180

Total	331,574	50,296	89,910	154,381	272,487

*
Regarding use of corporate aircraft, named executive officers are required to reimburse Duke Energy the direct operating costs of any personal travel. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the Company-owned airplane, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers. Named executive officers are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the named executive officer is imputed income in accordance with IRS guidelines. The additional cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, plus any additional carbon credits purchased with respect to the named executive officer's personal travel.

**
Certain charitable contributions made by the named executive officers are not eligible for matching under the Matching Gifts Program and therefore are not listed above.
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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lynn J. Good	Cash Bonus		712,500	1,500,000	2,756,250
Lynn J. Good	Long-Term Perf. Shares	2/25/2014				15,965	53,217	106,434		3,670,376
Lynn J. Good	Restricted Stock Units	2/25/2014							22,807	1,619,981
Steven K. Young	Cash Bonus		188,912	397,710	730,792
Steven K. Young	Long-Term Perf. Shares	2/25/2014				2,328	7,761	15,522		535,276
Steven K. Young	Restricted Stock Units	2/25/2014							3,326	236,246
Dhiaa M. Jamil	Cash Bonus		247,000	520,000	955,500
Dhiaa M. Jamil	Long-Term Perf. Shares	2/25/2014				3,843	12,811	25,622		883,575
Dhiaa M. Jamil	Restricted Stock Units	2/25/2014							5,491	390,026
Marc E. Manly	Cash Bonus		228,000	480,000	882,000
Marc E. Manly	Long-Term Perf. Shares	2/25/2014				3,548	11,826	23,652		815,639
Marc E. Manly	Restricted Stock Units	2/25/2014							5,068	359,980
Lloyd M. Yates	Cash Bonus		222,617	468,667	861,175
Lloyd M. Yates	Long-Term Perf. Shares	2/25/2014				3,341	11,136	22,272		768,050
Lloyd M. Yates	Restricted Stock Units	2/25/2014							4,773	339,026

(1)
Reflects the STI opportunity granted to our named executive officers in 2014 under the Duke Energy Corporation Executive Short-Term Incentive Plan. The information included in the "Threshold," "Target" and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table.

(2)
Reflects the performance shares granted to our named executive officers in 2014 under the Duke Energy Corporation 2010 Long-Term Incentive Plan. The information included in the "Threshold," "Target" and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. Earned performance shares will be paid following the end of the 2014-2016 performance period, based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned.

(3)
Reflects the restricted stock units granted to our named executive officers in 2014 under the Duke Energy Corporation 2010 Long-Term Incentive Plan. The restricted stock units generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the vesting period multiplied by the number of unvested restricted stock units.

(4)
Reflects the grant date fair value of each restricted stock unit and performance share (based on the probable outcome of the performance conditions as of the date of grant) granted to our named executive officers in 2014, as computed in accordance with the accounting guidance for stock-based compensation.
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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lynn J. Good	34,816	2,908,529
Lynn J. Good			35,220	2,942,279
Lynn J. Good			53,217	4,445,748
Steven K. Young	4,797	400,741
Steven K. Young			3,383	282,616
Steven K. Young			7,761	648,354
Dhiaa M. Jamil	10,915	911,839
Dhiaa M. Jamil			13,167	1,099,971
Dhiaa M. Jamil			12,811	1,070,231
Marc E. Manly	10,439	872,074
Marc E. Manly			12,155	1,015,429
Marc E. Manly			11,826	987,944
Lloyd M. Yates	9,429	787,699
Lloyd M. Yates			11,446	956,199
Lloyd M. Yates			11,136	930,301

(1)
Ms. Good and Messrs. Young, Jamil and Manly received restricted stock units on February 27, 2012, February 25, 2013, and February 25, 2014, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant. In addition, Ms. Good received restricted stock units on August 26, 2013, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of February 25, 2013. Mr. Yates received restricted stock units on March 16, 2012, February 25, 2013, and February 25, 2014, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant.

(2)
Ms. Good and Messrs. Young, Jamil, Manly and Yates received performance shares on February 25, 2013, and on February 25, 2014, and Ms. Good received additional performance shares on August 26, 2013, that, subject to certain exceptions, are eligible for vesting on December 31, 2015, and December 31, 2016, respectively. Pursuant to applicable SEC rules, all of the performance shares granted in 2013 and 2014 are listed at the target number of shares.
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OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Duke Energy Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Lynn J. Good	25,473	2,151,403
Steven K. Young	5,766	498,015
Dhiaa M. Jamil	19,378	1,668,425
Marc E. Manly	21,733	1,877,409
Lloyd M. Yates	12,339	925,525

(1)
Includes vested restricted stock units and performance shares covering the 2012-2014 performance period for all named executive officers. The Compensation Committee certified the achievement of the applicable performance measures for the performance share cycles ending in 2014 on February 25, 2015.

(2)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date and includes the following cash payments for dividend equivalents on earned performance shares: Ms. Good: $138,637; Mr. Young: $35,852; Mr. Jamil: $118,343; and Mr. Manly: $135,246. The value realized upon the vesting of the performance shares for Mr. Yates includes reinvested dividends through the fourth quarter of 2014. Dividend equivalents for the first quarter of 2015 are not included above but were paid due to the fact that the vested performance shares were not distributed until after the certification of performance results on February 25, 2015.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lynn J. Good	Duke Energy Retirement Cash Balance Plan	11.67	220,031	0
Lynn J. Good	Duke Energy Corporation Executive Cash Balance Plan	11.67	5,303,604	0
Steven K. Young	Duke Energy Retirement Cash Balance Plan	34.51	594,203	0
Steven K. Young	Duke Energy Corporation Executive Cash Balance Plan	34.51	562,575	0
Dhiaa M. Jamil	Duke Energy Retirement Cash Balance Plan	33.34	622,824	0
Dhiaa M. Jamil	Duke Energy Corporation Executive Cash Balance Plan	33.34	794,028	0
Marc E. Manly	Duke Energy Retirement Cash Balance Plan	12.17	523,998	0
Marc E. Manly	Duke Energy Corporation Executive Cash Balance Plan	12.17	9,107,106	0
Lloyd M. Yates	Progress Energy Pension Plan	16.03	399,750	0
Lloyd M. Yates	Duke Energy Corporation Executive Cash Balance Plan	16.03	3,688,472	0

Duke Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

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Duke Energy Retirement Cash Balance Plan

Ms. Good and Messrs. Young, Jamil and Manly actively participate in the Duke Energy Retirement Cash Balance Plan ("RCBP"), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for individuals previously employed with Progress Energy and who are covered under the Progress Plan (described below) and for individuals employed or re-employed on or after January 1, 2014. The RCBP currently provides benefits under a "cash balance account" formula (described below are certain prior plan formulas). Ms. Good and Messrs. Young, Jamil and Manly have satisfied the eligibility requirements to receive his or her RCBP account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits equal to (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate for benefits accrued after 2012 is based on an annual interest factor of 4% and for benefits accrued before 2013 is based generally on the annual yield on the 30-year Treasury rate (determined quarterly), subject to a minimum of 4% and a maximum of 9%.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Executive Savings Plan. Compensation does not include severance pay (including vacation bank time and payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, LTI compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, restricted stock units or restricted stock), military leave of absence pay (including differential wage payments) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Effective at the end of 2012, the Cinergy Corp. Non-Union Employees' Pension Plan ("Cinergy Plan") was merged into the RCBP. The balances that Ms. Good and Mr. Manly had under the Cinergy Plan's "cash balance account" formula at the end of 2012 were credited to their hypothetical accounts under the RCBP. Prior to 2011, the Cinergy Plan also provided benefits under the Traditional Program formula, which provides benefits based on service and final average monthly pay. After 2010, all non-union participants in the Traditional Program formula, including Mr. Manly, were moved into the Cinergy Plan's cash balance account formula with the retention of a frozen accrued benefit under the Traditional Program (i.e., the benefit is not increased for service and pay after 2010). Ms. Good has always participated in the Cinergy Plan's cash balance account formula.

Under the Cinergy Plan's Traditional Program, in which Mr. Manly participated prior to 2011, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with three or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Mr. Manly is eligible for an early retirement benefit, the amount of which would not be reduced for early commencement. Payment is available in a variety of annuity forms.

The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of final average monthly pay ("FAP") times years of participation (up to a maximum of 35 years); where (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years); and where (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years) or (ii) 1.163% of FAP times years of participation (up to a maximum of 35 years); and where (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last 10 years of participation. This is determined using the three consecutive calendar years or last 36 months of participation that yield the highest FAP (determined without including banked vacation). For Mr. Manly and other similarly situated participants, banked vacation as of December 31, 2010 (or, if less, at retirement) is then added to this amount to obtain the FAP. Mr. Manly's FAP

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was frozen on December 31, 2010, and will not be increased by compensation received thereafter.

Total pay under the Traditional Program includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, retirement bank vacation pay, performance lump-sum pay, annual incentive plan awards and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards and executive individual incentive awards. The benefit under the Traditional Program is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Duke Energy Corporation Executive Cash Balance Plan

Messrs. Young, Jamil and Yates actively participate in the Duke Energy Corporation Executive Cash Balance Plan ("ECBP"), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (i) compensation in excess of the annual compensation limit ($265,000 for 2015) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP and Progress Plan; (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($210,000 for 2015) under the Internal Revenue Code that applies to the RCBP and Progress Plan; and (iii) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP, Progress Plan and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

Amounts were credited to an account established for Ms. Good and Mr. Manly under the ECBP pursuant to an amendment to each of their prior employment agreements that was negotiated in connection with the merger of Cinergy Corp. and Duke Energy. Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the ECBP) unless and until she continues employment with Duke Energy past age 62. Mr. Manly's account under the ECBP began receiving interest credits when it was established and began earning additional benefits (pay credits) when he attained age 62 in 2014.

Effective as of July 2, 2012 (i.e., the closing of the Duke Energy/Progress Energy merger), the portion of the Supplemental Senior Executive Retirement Plan of Progress Energy, Inc. ("Progress Energy Supplemental Plan") relating to the 10 active participants in the Progress Energy Supplemental Plan, including Mr. Yates, was merged into the ECBP, resulting in the nonqualified retirement benefits that were originally to be provided to the Progress Energy participants under the Progress Energy Supplemental Plan, to be instead provided pursuant to the ECBP. The ECBP provides that Mr. Yates will participate in the ECBP and, subject to the terms and conditions of the ECBP, be entitled to nonqualified retirement benefits equal to the greater of:

•
The sum of (i) the accrued benefit under the Progress Energy Supplemental Plan frozen as of July 2, 2012 (based on applicable service and compensation earned prior to July 2, 2012); and (ii) future benefits under the ECBP with respect to service and compensation levels following July 2, 2012; or

•
The benefits earned under the Progress Energy Supplemental Plan, as increased by post-July 2, 2012, service and cost of living adjustments.

Mr. Yates participates in the Progress Energy Supplemental Plan formula of the ECBP and is fully vested in his benefit. Payments attributable to the Progress Energy Supplemental Plan formula generally are made in the form of an annuity, payable at age 65. The monthly payment is calculated using a formula that equates to 4% per year of service (capped at 62%) multiplied by the average monthly eligible pay (annual base salary and annual cash incentive award) for the highest completed 36 months of eligible pay within the preceding 120-month period. Benefits under the Progress Energy Supplemental Plan formula are fully offset by Social Security benefits and by benefits paid under the Progress Plan. An executive officer who is age 55 or older with at least 15 years of service may elect to retire prior to age 65 and his or her benefit generally will commence within 60 days of the first calendar month following retirement. The early retirement benefit will be reduced by 2.5% for each year the participant receives the benefit prior to reaching age 65. All service with Duke Energy and its affiliates is treated as eligible service for purposes of meeting the Progress Energy Supplemental Plan's eligibility requirements.

Progress Energy Pension Plan

Mr. Yates participates in the Progress Energy Pension Plan ("Progress Plan"), which is a noncontributory defined benefit pension plan sponsored by Progress Energy for eligible non-bargaining employees. The Progress Plan is a "cash balance" defined benefit plan. After 2013, the Progress Plan provides for cash balance benefits under the same formula as the RCBP. Prior to 2014, pay credits ranged from 3% to 7% depending on the participant's age at the beginning of each plan year, plus an additional similar credit on eligible pay above 80% of the Social Security wage base. Interest credits for benefits accrued before

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2014 are based on an annual interest credit rate of 4% and are added to cash balance accounts on December 31 of each year based on account balances as of January 1. Generally, employees become vested under the Progress Plan on the earlier of the date they complete three years of vesting service or the date they reach normal retirement age, which is age 65, while employed. At benefit commencement, an employee has several lump-sum and annuity payment options.

Present Value Assumptions

Because the pension amounts shown in the Pension Benefits Table are the present values of current accrued retirement benefits, numerous assumptions must be applied. The values are based on the same assumptions as used in our Annual Report, except as required by applicable SEC rules. Such assumptions include a 4.1% discount rate and an interest crediting rate of 4.25% for Duke Energy cash balance accounts for benefits accrued before 2013 and 4% for benefits accrued after 2012 and 4% for the Progress Plan cash balance accounts. Cash balance accounts are assumed to be paid in the form of a lump sum. Annuity benefits are assumed to be paid in the form of either (i) a single life annuity or (ii) a 50% joint and survivor annuity. The post-retirement mortality assumption is consistent with that used in Duke Energy's Form 10-K. Benefits are assumed to commence at age 62 for Ms. Good and Mr. Manly and at age 65 for Messrs. Young, Jamil and Yates, or the named executive officer's current age (if later), and each named executive officer is assumed to remain employed until that age.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Lynn J. Good	132,000	122,605	48,984	0	1,019,250
Duke Energy Corporation Executive Savings Plan

Steven K. Young	27,762	32,476	48,468	0	629,977
Duke Energy Corporation Executive Savings Plan

Dhiaa M. Jamil	96,909	55,083	145,790	0	2,214,125
Duke Energy Corporation Executive Savings Plan

Marc E. Manly	141,654	50,055	114,341	0	2,246,091
Duke Energy Corporation Executive Savings Plan

Lloyd M. Yates	74,066	1,015,418	208,608	0	2,328,808
Duke Energy Corporation Executive Savings Plan

(1)
Includes $132,000, $16,062, $60,000 and $46,867, of salary deferrals credited to the plan in 2014 on behalf of Ms. Good and Messrs. Young, Manly and Yates, respectively, which are included in the salary column of the Summary Compensation Table. Includes $11,700, $96,909, $81,654 and $27,199, of short-term incentive deferrals earned in 2014 and credited to the plan in 2015 on behalf of Messrs. Young, Jamil, Manly and Yates.

(2)
Reflects make-whole matching contribution credits made under the Executive Savings Plan on behalf of Ms. Good and Messrs. Young, Jamil and Manly, which are reported in the All Other Compensation column of the Summary Compensation Table. Mr. Yates' value reflects his make-whole matching contribution credit of $49,378 plus a contribution equal to the payout of Mr. Yates' July 9, 2012, retention agreement of $1,000,000 (less applicable taxes).

(3)
The aggregate balance as of December 31, 2014, for each named executive officer includes the following aggregate amount of prior deferrals of base salary, short-term incentives and long-term incentives, as well as employer matching contributions, that were previously earned and reported as compensation on the Summary Compensation Table for the years 2006 through 2013: (i) Ms. Good – $622,908; (ii) Mr. Young – $34,830; (iii) Mr. Jamil – $498,893; (iv) Mr. Manly – $1,362,187 and (v) Mr. Yates – $47,670. These amounts have since been adjusted, pursuant to the terms of the Executive Savings Plan for investment performance (i.e., earnings and losses), deferrals, contributions and distributions. The aggregate balance as of December 31, 2014, also includes amounts earned in 2014 but credited to the plan in 2015, including the amounts described in footnotes 1 and 2 above.
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EXECUTIVE COMPENSATION

Duke Energy Corporation Executive Savings Plan

Under the Executive Savings Plan, participants can elect to defer a portion of their base salary and short-term incentive compensation. Prior to 2013, participants could also defer certain LTI compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Duke Energy Retirement Savings Plan, which is the 401(k) plan in which the named executive officers participate.*

In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of base salary deferrals, STI deferrals and matching contributions among investment options available under the Duke Energy Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

Mr. Yates previously participated in the Progress Energy, Inc. Management Deferred Compensation Plan ("MDCP"), the Progress Energy, Inc. Management Incentive Compensation Plan ("MICP") and the Progress Energy, Inc. Performance Share Sub-Plan ("PSSP"), each of which permitted voluntary deferrals and was merged with and into the Executive Savings Plan effective as of the end of 2013. In addition to voluntary deferrals, the MDCP also provided for employer contributions of 6% of base salary over the limits prescribed by the Internal Revenue Code under the Progress Energy 401(k) Savings and Stock Ownership Plan. With respect to the plans that were merged into the Executive Savings Plan, participants are entitled to the same benefits, distribution timing and forms of benefit that were provided by the MDCP, MICP and PSSP immediately prior to January 1, 2014. These pre-2014 benefits generally are payable following termination of employment, or in certain cases on a date previously specified by the participant, in the form of a lump sum or installments, as selected by the participant.

*
The Duke Energy Retirement Savings Plan is a tax-qualified "401(k) plan" that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution is equal to 100% of the named executive officer's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to 6% of eligible pay. For this purpose, "eligible pay" includes base salary and STI compensation. Earnings on amounts credited to the Duke Energy Retirement Savings Plan are determined based on the performance of investment funds (including a Duke Energy Common Stock Fund) selected by each participant.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, each named executive officer would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each named executive officer has entered into with Duke Energy are described below, followed by a table that quantifies the amount that would become payable to each named executive officer as a result of his or her termination of employment.

The amounts shown assume that such termination was effective as of December 31, 2014, and are merely estimates of the amounts that would be paid to the named executive officers upon their termination. The actual amounts to be paid can only be determined at the time of such named executive officer's termination of employment.

The table shown below does not include certain amounts that have been earned and that are payable without regard to the named executive officer's termination of employment. Such amounts, however, are described immediately following the table.

Under each of the compensation arrangements described below for Messrs. Young, Jamil, Manly and Yates, "change in control" generally means the occurrence of one of the following: (i) the date any person or group becomes the beneficial owner of 30% or more of the combined voting power of Duke Energy's then outstanding securities; (ii) during any period of two consecutive years, the directors serving at the beginning of such period or who are elected thereafter with the support of not less than 2/3 of those directors cease for any reason other than death, disability or retirement to constitute at least a majority thereof; (iii) the consummation of a merger, consolidation, reorganization or similar corporate transaction, which has been approved by the shareholders of Duke Energy, regardless of whether Duke Energy is the surviving company, unless Duke Energy's outstanding voting securities immediately prior to the transaction continue to represent at least 50% of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the consummation of a sale of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution, which has been approved by the shareholders of Duke Energy; or (v) under certain arrangements, the date of any other event that the Board of Directors determines should constitute a change in control.

Employment Agreement with Ms. Good

Effective July 1, 2013, Duke Energy entered into an employment agreement with Ms. Good that contains a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined below), the following severance payments and benefits would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance payments or benefits otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under Ms. Good's employment agreement, "cause" generally means, unless cured within 30 days, (i) a material failure by Ms. Good to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with her position; (ii) the final conviction of Ms. Good of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by Ms. Good in connection with employment, or a malicious action by Ms. Good toward the customers or employees of Duke Energy; (iv) a material breach by Ms. Good of Duke Energy's Code of Business Ethics; or (v) the failure of Ms. Good to cooperate fully with governmental investigations

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

involving Duke Energy. "Good reason," for this purpose, generally means, unless cured within 30 days, (i) a material reduction in Ms. Good's annual base salary or target annual bonus (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in Ms. Good's positions (including status, offices, titles and reporting relationships), authority, duties or responsibilities or any failure by the Board of Directors to re-election Ms. Good for re-election as a member of the Board of Directors.

Ms. Good's employment agreement contains restrictive covenants related to confidentiality, mutual nondisparagement, noncompetition and nonsolicitation obligations. The noncompetition and nonsolicitation obligations survive for two years following her termination of employment.

Other Named Executive Officers

Duke Energy entered into a Change in Control Agreement with Mr. Young effective as of July 1, 2005, with Mr. Manly effective as of April 4, 2006, and with Mr. Jamil effective as of February 26, 2008, all of which were amended and restated effective as of August 26, 2008, and subsequently amended effective as of January 8, 2011. Duke Energy entered into a Change in Control Agreement with Mr. Yates effective as of July 3, 2014. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months' prior written notice is provided, on a month-to-month basis.

The Change in Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (i) a lump-sum cash payment equal to a pro rata amount of the executive's target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (iii) continued medical, dental and basic life insurance coverage for a two-year period or a lump-sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (iv) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age 65 within the two-year period following termination, the two times multiple or two-year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.

Under the Change in Control Agreements, each named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change in Control Agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a Change in Control Agreement, he would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

The Executive Severance Plan provides certain executives, including Messrs. Young, Jamil, Manly and Yates, with severance payments and benefits upon a termination of employment under certain circumstances. Pursuant to the terms of the Executive Severance Plan, "Tier I Participants," which include Duke Energy's eligible named executive officers, would be entitled, subject to the execution of a waiver and release of claims, to the following payments and benefits in the event of a termination of employment by (a) Duke Energy without "cause" (as defined below) or (b) the participant for "good reason" (as defined below): (i) a lump-sum payment equal to a pro rata amount of the participant's annual bonus for the year that the termination of employment occurs, determined based on the actual achievement of performance goals under the applicable performance-based bonus plan; (ii) a lump-sum payment equal to two times the sum of the participant's annual base salary and target annual bonus opportunity in effect immediately prior to termination of employment or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (iii) continued access to medical and dental insurance for a two-year period following termination of employment, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid to the participant by Duke Energy (reduced by coverage provided to the participant by future employers, if any) and a lump-sum payment equal to the cost of two years of basic life insurance coverage; (iv) one year of outplacement services; and (v) two additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

The Executive Severance Plan also provides that, in the event any of the payments or benefits provided for in the Executive

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Severance Plan otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a participant becomes entitled to payments and benefits under the Executive Severance Plan, he or she would be subject to certain restrictive covenants, including those related to noncompetition, nonsolicitation and confidentiality.

Duke Energy has the right to terminate any participant's participation in the Executive Severance Plan but must provide the participant with one year's notice and the participant would continue to be eligible for all severance payments and benefits under the Executive Severance Plan during the notice period. Any employee who is eligible for severance payments and benefits under a separate agreement or plan maintained by Duke Energy (such as a Change of Control Agreement) would receive compensation and benefits under such other agreement or plan (and not the Executive Severance Plan).

For purposes of the Change in Control Agreements and the Executive Severance Plan, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position; (ii) the final conviction of the executive of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy; (iv) a material breach by the executive of Duke Energy's Code of Business Ethics; or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means (i) a material reduction in the executive's annual base salary or target annual bonus as in effect either immediately prior to the change in control or the termination under the Executive Severance Plan (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in the participant's positions (including status, offices, titles and reporting relationships), authority, duties or responsibilities as in effect either immediately prior to the change in control or immediately prior to a Tier I participant's termination of employment under the Executive Severance Plan.

Equity Awards – Consequences of Termination of Employment

As described above, each year Duke Energy grants long-term incentives to its executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's LTI award agreements, without giving effect to Ms. Good's employment agreement, the Change in Control Agreements or the Executive Severance Plan described above, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of Ms. Good and Messrs. Young, Jamil, Manly and Yates.

Event	Consequences

Voluntary termination or involuntary termination (retirement-eligible)	Restricted Stock Units – awards granted prior to 2013 continue to vest, prorated portion of other awards vests Performance Shares – prorated portion of award vests based on actual performance
Voluntary termination (not retirement-eligible)	Restricted Stock Units and Performance Shares – the executive's right to unvested portion of award terminates immediately
Involuntary termination after a CIC	Restricted Stock Units – immediate vesting Performance Shares – see impact of change in control below
Death or Disability	Restricted Stock Units – immediate vesting Performance Shares – prorated portion of award vests based on actual performance
Change in Control	Restricted Stock Units – no impact absent termination of employment Performance Shares – prorated portion of award vests based on target performance

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR
A CHANGE IN CONTROL ("CIC")

Name and Triggering Event		Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)

Lynn J. Good
•	Voluntary termination without good reason	0	0	0	4,895,973
•	Involuntary or good reason termination under Employment Agreement	8,073,000	0	55,901	11,136,277
•	Involuntary or good reason termination after a CIC	8,073,000	560,460	55,901	10,615,509
•	Death or Disability	0	0	0	6,741,325

Steven K. Young
•	Voluntary termination without good reason	0	0	0	606,518
•	Involuntary or good reason termination under Executive Severance Plan	1,980,000	0	25,628	1,445,471
•	Involuntary or good reason termination after a CIC	1,980,000	326,980	28,144	1,368,627
•	Death or Disability	0	0	0	851,007

Dhiaa M. Jamil
•	Voluntary termination without good reason	0	0	0	1,619,323
•	Involuntary or good reason termination under Executive Severance Plan	2,340,000	0	32,290	3,352,037
•	Involuntary or good reason termination after a CIC	2,340,000	388,180	41,096	3,184,493
•	Death or Disability	0	0	0	2,125,121

Marc E. Manly
•	Voluntary termination without good reason	0	0	0	1,526,008
•	Involuntary or good reason termination under Executive Severance Plan	2,160,000	0	25,012	3,125,588
•	Involuntary or good reason termination after a CIC	2,160,000	357,580	31,868	2,970,023
•	Death or Disability	0	0	0	1,992,062

Lloyd M. Yates
•	Voluntary termination without good reason	0	0	0	0
•	Involuntary or good reason termination under Executive Severance Plan	2,214,000	0	30,680	2,908,782
•	Involuntary or good reason termination after a CIC	2,214,000	366,760	47,714	2,763,258
•	Death or Disability	0	0	0	1,842,483

(1)
The amounts listed under "Cash Severance Payment" are payable under (i) the terms of Ms. Good's employment agreement; (ii) Messrs. Young, Jamil, Manly and Yates' Change in Control Agreement; or (iii) the Executive Severance Plan.

(2)
The amounts listed under "Incremental Retirement Plan Benefit" are payable under the terms of Ms. Good's employment agreement and Messrs. Young, Jamil, Manly and Yates' Change in Control Agreement. They represent the additional amount that would have been contributed to the Duke Energy Retirement Cash Balance Plan, Duke Energy Executive Cash Balance Plan, Duke Energy Retirement Savings Plan and the Executive Savings Plan in the event the named executive officer had continued to be employed by Duke Energy for (i) 2.99 years for Ms. Good or (ii) two additional years after the actual date of his termination for the other named executive officers.

(3)
The amounts listed under "Welfare and Other Benefits" include the amount that would be paid to each named executive officer in lieu of providing continued welfare benefits and basic life coverage. This continued coverage represents (i) 2.99 years for Ms. Good or (ii) 24 months for the other named executive officers. In addition to the amounts shown above, access to outplacement services for a period of up to one year after termination will be provided to Ms. Good if terminating under her employment agreement or to any named executive officer terminating under the Executive Severance Plan.

(4)
The amounts listed under "Stock Awards" do not include amounts attributable to the performance shares that vested on December 31, 2014; such amounts are included in the Option Exercises and Stock Vested Table on page 55.

Assumptions and Other Considerations

The amounts listed above have been determined based on a variety of assumptions, including with respect to the limits on qualified retirement plan benefits under the Internal Revenue Code. The actual amounts to be paid out can only be determined at the time of each named executive officer's termination of employment. The amounts described in the table do not include compensation to which each named executive officer would be entitled without regard to his or her termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid; (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables on pages 55 and 58,

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

respectively; (iii) unused vacation; and (iv) the potential reimbursement of legal fees.

The amounts shown above do not reflect the fact that, under Ms. Good's employment agreement and under the Change in Control Agreements that Duke Energy has entered into with Messrs. Young, Jamil, Manly and Yates, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent necessary so that such tax would not apply under certain circumstances.

The amounts shown above with respect to stock awards and option awards were calculated based on a variety of assumptions, including the following: (i) the named executive officer terminated employment on December 31, 2014; (ii) a stock price for Duke Energy common stock equal to $83.54, which was the closing price on December 31, 2014; (iii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2015; and (iv) performance at the target level with respect to performance shares. Additionally, the amounts listed above with respect to Ms. Good and Messrs. Young, Jamil and Manly reflect the fact that, upon termination for any reason, except death or disability, they would receive the full value of all unvested restricted stock units granted prior to 2013 and the dividends that would be paid on such shares for the remainder of the original vesting period, subject to compliance with restrictive covenants contained in such awards, because they have attained the applicable retirement age.

Potential Payments Due Upon a Change in Control

Other than as described below, the occurrence of a change in control of Duke Energy would not trigger the payment of benefits to the named executive officers absent a termination of employment. If a change in control of Duke Energy occurred on December 31, 2014, with respect to each named executive officer, the outstanding performance share awards granted by Duke Energy, including dividend equivalents, would be paid on a prorated basis assuming target performance. As of December 31, 2014, the prorated performance shares that would be paid as a result of these accelerated vesting provisions, including dividend equivalents, would have had a value of $3,612,655, $422,806, $1,147,866, $1,059,602 and $997,914, for Ms. Good and Messrs. Young, Jamil, Manly and Yates, respectively.

64 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 4:     APPROVAL OF THE DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

Introduction

The Board of Directors of Duke Energy considers equity-based compensation an important instrument to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our shareholders. Consistent with this view, the Board of Directors unanimously adopted the Duke Energy Corporation 2015 Long-Term Incentive Plan (the "2015 Plan") on February 26, 2015, subject to the approval of Duke Energy's shareholders.

The 2015 Plan has been adopted to replace the Duke Energy Corporation 2010 Long-Term Incentive Plan, as amended (the "2010 Plan"). As of March 1, 2015, approximately 1,000,000 shares remained eligible for issuance of full-value awards (that is, awards other than stock options and stock appreciation rights) under the 2010 Plan, assuming all oustanding performance shares vest at the maximum level. Upon its merger with Progress Energy, Duke Energy assumed the Progress Energy, Inc. 2007 Equity Incentive Plan (the "Progress Plan"), but since the merger no equity awards have been granted under the Progress Plan. If the 2015 Plan is approved by our shareholders, no further awards will be made under the 2010 Plan or the Progress Plan. However, awards granted under the 2010 Plan and the Progress Plan prior to shareholder approval of the 2015 Plan will remain outstanding in accordance with their terms.

Shareholders are asked to approve the 2015 Plan to authorize 10,000,000 shares for issuance under the 2015 Plan. None of the remaining shares from the 2010 Plan or the Progress Plan will be carried over into the 2015 Plan. Shareholders are also asked to approve the 2015 Plan: (i) to authorize the grant of stock options that qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code; (ii) to authorize the grant of awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and (iii) to satisfy New York Stock Exchange guidelines relating to equity compensation.

Key Considerations in Adoption of the 2015 Plan

The Board of Directors believes that the 2015 Plan is needed to promote the interests of Duke Energy and its shareholders by allowing us to maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.

The Compensation Committee was advised by Frederic W. Cook & Company, Inc., its independent compensation consultant, with respect to the design of the 2015 Plan. The consultant provided the Compensation Committee with an analysis of compensation trends and competitive practices relating to the 2015 Plan. In recommending that the Board of Directors adopt the 2015 Plan, the Compensation Committee also considered Duke Energy's historical and expected usage of equity compensation, the number of shares remaining for awards under the 2010 Plan, the importance of an effective equity compensation program to Duke Energy's success and the potential effect of the 2015 Plan on Duke Energy's shareholders.

Duke Energy's equity compensation grant practices and certain key features of the 2015 Plan are described below:

Equity Grant Practices

Outstanding Equity Awards. As of December 31, 2014, there were approximately 2,700,000 full-value awards (that is, awards other than stock options and stock appreciation rights) outstanding, assuming all performance shares vest at the maximum level, and approximately 373,000 stock options outstanding, under the 2010 Plan and the Progress Plan. As of that date, the weighted average exercise price of the outstanding stock options and stock appreciation rights was $64, and the weighted average remaining contractual term for the outstanding stock options and stock appreciation rights was six years and 10 months.

Burn Rate. We determine our burn rate by dividing the aggregate number of shares of Duke Energy common stock subject to awards granted during the year (with performance shares counted at the maximum payout level) by the weighted average shares of Duke Energy common stock outstanding during the year. Our average annual burn rate over the past three calendar years (2012-2014) has been approximately 0.21%.

Overhang. Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares of Duke Energy common stock subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total shares of Duke Energy common stock outstanding as of December 31, 2014. The 10,000,000 shares of Duke Energy common stock being requested under the 2015 Plan would bring our aggregate overhang to approximately 1.85%, which is within industry norms.

Requested Shares. Unless our shareholders authorize the issuance of shares under the 2015 Plan, we may be required to increase the cash component of our compensation mix, which would inhibit our ability to align our executives' interests with the interests of our shareholders, to recruit and retain new executives and directors, and motivate our current executives over a long-term horizon. Based on our current stock price range, our compensation practices and our historical burn rate, we are requesting the authorization of up to 10,000,000 shares of Duke Energy common stock pursuant to the 2015 Plan. We believe this request will be sufficient for us to grant equity awards for approximately five years.

The following is a summary of the 2015 Plan, which is qualified in its entirety by the full text of the 2015 Plan attached as Appendix C to this proxy statement.

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PROPOSAL 4:    APPROVAL OF THE DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

Key Features of the 2015 Plan

The 2015 Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, stock retainers and dividend equivalents.

Feature	Description

Limit on Shares Authorized	If approved by our shareholders, the 2015 Plan will authorize 10,000,000 shares for delivery under equity awards. This will represent approximately 1.4% of Duke Energy's issued and outstanding common stock as of December 31, 2014.
Annual Limit on Awards to Directors	The 2015 Plan imposes an annual limit on awards to Duke Energy's non-employee directors. Specifically, no non-employee director may be granted awards during any one calendar year that have a grant date fair value for financial accounting purposes of more than $400,000.
Responsible Share Counting Provisions	The 2015 Plan does not permit "liberal share counting." Only awards that are cancelled, forfeited or which are paid in cash can be added back to the 2015 Plan's share reserve.
No Discounted Stock Options or SARs	The 2015 Plan does not permit the use of "discounted" stock options or stock appreciation rights, which means that such awards must be granted with an exercise price or base price at least equal to the fair market value per share of Duke Energy's common stock on the date of grant.
No Re-Pricing of Stock Options or SARs	The 2015 Plan does not permit the "re-pricing" of stock options and stock appreciation rights without shareholder approval. This includes re-pricing by exchange for cash or a new or different type of award.
Modified Change in Control Definition	The 2015 Plan modifies the definition of "change in control" as found in the 2010 Plan by eliminating the discretion of the Board of Directors to determine when a change in control has occurred.
Minimum Vesting Period for Employee Stock Awards	The 2015 Plan provides that awards for employees shall not become vested, exercisable or payable prior to the first anniversary of the date of grant, except upon certain events provided under the terms of the award.
Clawback and Forfeiture Provisions	Awards granted under the 2015 Plan will be subject to forfeiture as provided by the Compensation Committee if a participant is terminated for cause, engages in activity detrimental to Duke Energy or breaches any agreement or covenant with Duke Energy (such as a non-solicitation, non-disclosure, confidentiality or assignment). Awards granted under the 2015 Plan are also subject to recoupment under our clawback policy (as it may be amended from time to time).
No Dividends or Dividend Equivalents on Unvested Performance Awards	Dividends and dividend equivalents will not be paid on performance-based awards unless and until those awards become earned and vested.
Administered by an Independent Committee	The 2015 Plan will be administered by the Compensation Committee. Each member of the Compensation Committee qualifies as "independent" under the listing standards of the New York Stock Exchange.

Summary of the Plan

Reservation of Shares. Duke Energy has reserved, subject to shareholder approval of the 2015 Plan, 10,000,000 shares of common stock for issuance under the 2015 Plan, which may include authorized but unissued shares, treasury shares, shares acquired in the open market or a combination thereof. All of the shares authorized for issuance under the 2015 Plan may be issued pursuant to the exercise of incentive stock options.

Shares covered by an award granted under the 2015 Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire, are forfeited, are cancelled or are paid out in cash will again be available for issuance under the 2015 Plan. However, the following shares of common stock will not be added back to the aggregate plan limit described above: (i) shares tendered in payment of the option price of a stock option; (ii) shares withheld by Duke Energy to satisfy the tax withholding obligation; and (iii) shares that are repurchased by Duke Energy in connection with the exercise of a stock option granted under the 2015 Plan. Moreover, all shares of Duke Energy common

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stock covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2015 Plan.

In addition to the aggregate limit on awards described above, the 2015 Plan imposes various sub-limits on the number of shares of Duke Energy common stock that may be issued or transferred thereunder. In order to comply with the exemption from Section 162(m) relating to performance-based compensation, the 2015 Plan imposes the following additional sub-limits on awards granted to any one individual during any single calendar year: (i) stock options covering no more than 1,000,000 shares of Duke Energy common stock; (ii) stock appreciation rights covering no more than 1,000,000 shares of Duke Energy common stock; (iii) restricted shares covering no more than 200,000 shares of Duke Energy common stock; (iv) performance units paying a maximum amount of no more than $10,000,000; or (v) performance shares covering no more than 300,000 shares of Duke Energy common stock. In addition, no non-employee director may be granted awards during any one calendar year that have a grant date fair value for financial accounting purposes of more than $400,000.

The maximum number of shares of Duke Energy common stock which may be awarded under the 2015 Plan and the various sub-limits described above are subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock.

Administration. The 2015 Plan will be administered by the Compensation Committee. Subject to the limitations set forth in the 2015 Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation Committee may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events. With the consent of the affected participant, the Compensation Committee has the authority to cancel and replace awards previously granted with new awards for the same or a different number of shares and for the same or different exercise or base price and may amend the terms of any outstanding award. Notwithstanding the foregoing, the Compensation Committee may not, without the approval of the shareholders, reduce the exercise of a stock option or stock appreciation right by amendment or cancellation and replacement of an existing award for another award or cash. The Compensation Committee shall have the right, from time to time, to delegate to one or more officers or directors of Duke Energy the authority to grant and determine the terms and conditions of awards under the 2015 Plan, subject to such limitations as the Compensation Committee shall determine. The Board of Directors may reserve to itself any or all of the authority of the Compensation Committee under the Plan. The Board of Directors specifically reserves the exclusive authority to approve and administer all awards granted to non-employee directors under the 2015 Plan.

Eligibility. Key employees of Duke Energy and its subsidiaries (or any person who has agreed to serve in such capacity) and non-employee directors are eligible to be granted awards under the 2015 Plan, as selected from time to time by the Compensation Committee in its sole discretion. It is currently anticipated that approximately 700 employees and 13 non-employee directors are eligible for awards under the 2015 Plan.

Stock Options. The 2015 Plan authorizes the grant of nonqualified stock options and incentive stock options. Nonqualified stock options may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees. The exercise price of a stock option may be determined by the Compensation Committee, provided that the exercise price per share of a stock option may not be less than the fair market value of a share of Duke Energy's common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). The fair market value of a share of Duke Energy's common stock as reported at the close of business on the New York Stock Exchange on March 9, 2015, was $74.76. The value of common stock (determined at the date of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the 2015 Plan is 10 years from the date of grant. The Compensation Committee shall determine the extent to which an option shall become and/or remain exercisable. Under the 2015 Plan, the exercise price of an option is payable by the participant (i) in cash, (ii) at the discretion of the Compensation Committee, in shares of common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) at the discretion of the Compensation Committee, and subject to applicable law, from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates, (iv) at the discretion of the Compensation Committee, by withholding from delivery shares of common stock for which the option is otherwise exercised or (v) by any other method approved of by the Compensation Committee. Nonqualified stock options granted under the 2015 Plan are intended to qualify for exemption under Section 162(m).

Stock Appreciation Rights. The 2015 Plan authorizes the grant of awards of stock appreciation rights. A stock appreciation right may be granted either in tandem with an option or without relationship to an option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of Duke Energy common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right will

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PROPOSAL 4:    APPROVAL OF THE DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

have been exercised. A stock appreciation right granted in tandem with an option will have a base price per share equal to the per share exercise price of the option, will be exercisable only at such time or times as the related option is exercisable and will expire no later than the time when the related option expires. Exercise of the option or the stock appreciation right as to a number of shares results in the cancellation of the same number of shares under the tandem right. A stock appreciation right granted without relationship to an option will be exercisable as determined by the Compensation Committee, but in no event after 10 years from the date of grant. The base price assigned to a stock appreciation right granted without relationship to an option shall not be less than the fair market value of a share of Duke Energy's common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). Stock appreciation rights are payable in cash, in shares of common stock or in a combination of cash and shares of common stock, at the discretion of the Compensation Committee. Stock appreciation rights granted under the 2015 Plan are intended to qualify for exemption under Section 162(m).

Performance Awards. The 2015 Plan authorizes the grant of performance awards, which are units denominated on the date of grant either in shares of common stock ("performance shares") or in specified dollar amounts ("performance units"). Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period. At the time of grant, the Compensation Committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the Compensation Committee determines the payment to be made based on the extent to which the performance goals have been achieved. Performance awards are payable in cash, in shares of common stock or in a combination of cash and shares of common stock, at the discretion of the Compensation Committee.

The Compensation Committee may grant performance awards (or an award of restricted stock) that are intended to qualify for exemption under Section 162(m), as well as performance awards that are not intended to so qualify. The performance criteria for a Section 162(m) qualified award, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, shall be limited to total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; reportable environmental events, significant operational events, employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt-hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of a performance award that is not intended to qualify for exemption under Section 162(m), the Compensation Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

Restricted Stock Awards. The 2015 Plan authorizes the grant of awards of restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business goals or performance criteria established by the Compensation Committee. The Compensation Committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will otherwise have the rights of a shareholder of Duke Energy, including all voting and dividend rights, during the period of restriction unless the Compensation Committee determines otherwise at the time of the grant. Notwithstanding the preceding sentence, dividends with respect to restricted stock that vest based on the achievement of performance objectives will be accumulated until such award is earned, and the dividends will not be paid if such performance objectives are not achieved. The Compensation Committee may grant awards of restricted stock that are intended to qualify for exemption under Section 162(m), as well as awards that are not intended to so qualify. An award of restricted stock that is intended to qualify for exemption under Section 162(m) shall have its vesting requirements limited to the performance criteria described above under the heading "Performance Awards."

Restricted Stock Units. The 2015 Plan authorizes the grant of awards of restricted stock units. An award of restricted stock units gives the participant the right to receive payment at the end of a fixed vesting period. Restricted stock units are subject to such restrictions and conditions to payment as the Compensation Committee determines are appropriate. Restricted stock unit awards are payable in cash or in shares of

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common stock, or in a combination thereof, at the discretion of the Compensation Committee.

Stock Retainer. The 2015 Plan authorizes the grant of a stock retainer to non-employee directors. A stock retainer represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock retainer. Employees are not eligible to receive a stock retainer under the 2015 Plan.

Dividend Equivalents. The 2015 Plan authorizes the grant of awards of dividend equivalents. Dividend equivalent awards entitle the holder to a right to receive cash payments determined by reference to dividends declared on Duke Energy common stock during the term of the award, which shall not exceed 10 years from the date of grant. Dividend equivalent awards may be granted on a stand-alone basis or in tandem with other awards under the 2015 Plan; provided, however, that no dividend equivalents may be granted with respect to stock options or stock appreciation rights. Dividend equivalent awards granted on a tandem basis with other awards shall expire at the time the underlying award becomes payable or expires. Dividend equivalent awards are payable in cash or in shares of Duke Energy's common stock, as determined by the Compensation Committee. Dividend equivalents granted with respect to any performance award shall be accumulated until such award is earned, and the dividend equivalent shall not be paid if the applicable performance goals are not satisfied.

Change in Control. The Compensation Committee may provide for the effect of a "change in control" (as defined in the 2015 Plan) on any award granted under the 2015 Plan. Such provisions or actions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, (iv) the cancellation of stock options or stock appreciation rights without payment if the fair market value of a share of common stock on the date of the change in control does not exceed the exercise or base price per share of the applicable awards or (v) such other modification or adjustment to an award as the Compensation Committee deems appropriate.

Minimum Vesting Period for Awards to Employees. Awards granted to employees shall not become vested, exercisable or payable prior to the first anniversary of the date of grant, except as otherwise provided in an applicable award agreement.

Adjustments to Awards. In the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock, then the Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable to the participants and consistent with the terms of the 2015 Plan, cause a proportionate adjustment to be made in the number and kind of shares of common stock, share units, or other rights subject to the then-outstanding awards, the price for each share or unit or other right subject to then outstanding awards without change in the aggregate purchase price or value as to which such awards remain exercisable or subject to restrictions, the performance targets or goals appropriate to any outstanding performance awards (subject to such limitations as appropriate for awards intended to qualify for exemption under Section 162(m)) or any other terms of an award that are affected by the event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2015 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability of Awards. In general, awards granted under the 2015 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant the awards shall be exercised by, or paid to, only such participant or by his guardian or legal representative. However, the Compensation Committee may provide in the terms of an award agreement that the participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an award following the participant's death. Moreover, to the extent permitted by the Compensation Committee, nonqualified stock options may be transferred to members of a participant's immediate family, to certain other entities which are owned or controlled by members of a participant's immediate family or to any other persons or entities.

Non-United States Participants. The Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by Duke Energy or any subsidiary outside of the United States or who provide services to Duke Energy under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2015 Plan as it may consider necessary or appropriate for such purposes. However, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the 2015 Plan unless it could have been amended to eliminate such inconsistency without further approval by Duke Energy's shareholders.

Term and Amendment. The 2015 Plan has a term of 10 years, subject to earlier termination or amendment by the Board of Directors. The Board of Directors generally may amend or modify the 2015 Plan. However, the Board of Directors may not amend the 2015 Plan without shareholder approval, to extent such approval is necessary to comply with the listing requirements of the New York Stock Exchange.

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PROPOSAL 4:    APPROVAL OF THE DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to participants and Duke Energy relating to awards that may be granted under the 2015 Plan. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

Options. A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Duke Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (i) the exercise price and the fair market value of such shares on the date of exercise or (ii) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a stock appreciation right under the 2015 Plan. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Duke Energy common stock received and the amount of cash received. Shares of Duke Energy Common stock received upon the exercise of a stock appreciation right will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the stock appreciation right.

Restricted Stock. A participant who is granted restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant) at the time that the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a participant who makes a "Section 83(b) election" within 30 days of the date of grant of the restricted stock will have taxable ordinary income on the date of grant equal to the excess of the fair market value of the Duke Energy common stock on the date of grant (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the Duke Energy common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.

Performance Awards. Generally, no income will be recognized upon the grant of performance awards. Upon payment in respect of the performance award, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Duke Energy common stock received, and the capital gains/loss holding period for any such shares will also commence on the date such shares are received.

Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. A participant who is granted restricted stock units generally will be subject to tax at ordinary income rates on the amount of cash received and the fair market value of any unrestricted Duke Energy common stock at the time of payment of the award, and the capital gains/loss holding period for any such shares will also commence on such date.

Stock Retainers. Stock retainers are generally subject to tax, as ordinary compensation income, on the date of grant.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code ("Section 409A") imposes certain restrictions upon "nonqualified deferred compensation" (as that term is defined pursuant to Section 409A and the applicable Treasury regulations). It is intended that Awards granted under the 2015 Plan will be either exempt from, or comply with, the requirements of Section 409A. However, Duke Energy does not warrant that any Award under the 2015 Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or non-United States law.

Certain Tax Consequences to Duke Energy. To the extent that a participant recognizes ordinary income in the circumstances described above, Duke Energy generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m).

Registration with the SEC

Duke Energy intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2015 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2015 Plan by Duke Energy's shareholders.

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PROPOSAL 4:    APPROVAL OF THE DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2015 Plan because the grant of awards under the 2015 Plan is discretionary.

Current Equity Compensation Plan Information

The following table shows information as of December 31, 2014, about securities to be issued upon exercise of outstanding options, warrants and rights under Duke Energy's equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	3,138,692	(2)	$67.02	8,165,474	(3)
Equity compensation plans not approved by security holders	677,299	(4)	$46.44	3,545,727	(5)

Total	3,815,991		$64.09	11,711,201

(1)
This column includes only the weighted-average exercise price of outstanding options.

(2)
Includes outstanding options, restricted stock units and performance shares (assuming the maximum payout level), as well as shares that could be payable with respect to compensation deferred under the Duke Energy Corporation Executive Savings Plan and shares that could be payable with respect to certain compensation deferred under the Duke Energy Corporation Directors' Savings Plan.

(3)
Includes shares remaining available for issuance pursuant to stock awards under the Duke Energy Corporation 2010 Long-Term Incentive Plan, which counts "full value" awards such as restricted stock units and performance shares against the share reserve as four shares for every one share that is issued in connection with such an award, and which counts each share issued in connection with an option as one share against the share reserve.

(4)
Includes outstanding stock options, restricted stock units and performance shares granted (assuming the maximum payout level) by Progress Energy prior to the Progress Energy merger, as well as outstanding options granted by Cinergy Corp. prior to its merger with Duke Energy and shares that could be payable with respect to certain compensation deferred under the Duke Energy Corporation Directors' Savings Plan.

(5)
Includes shares remaining available for issuance pursuant to stock awards under the Progress Energy, Inc. 2007 Equity Incentive Plan described in our Form 10-K, which permits the grant of options, stock appreciation rights, restricted stock, performance shares and other stock-based awards.

The Board of Directors Recommends a Vote "FOR" This Proposal.

DUKE ENERGY – 2015 Proxy Statement 71

SHAREHOLDER PROPOSALS

Proposals 5, 6 and 7 are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting of Shareholders and submit the proposals for a vote, then the proposals will be voted upon. The shareholder proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The Board of Directors recommends voting "AGAINST" each proposal.

PROPOSAL 5:     SHAREHOLDER PROPOSAL REGARDING
LIMITATION OF ACCELERATED EXECUTIVE PAY

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of no fewer than 50 shares of Duke Energy common stock, submitted the following proposal:

Supporting Statement:

5 – Limit Accelerated Executive Pay

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board's executive pay committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the committee may determine.

For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be broken if such pay is made on an accelerated schedule. Accelerated equity vesting allows executives to realize pay opportunities without necessarily having earned them through strong performance.

GMI Ratings, an independent investment research firm said the following flagged KeyMetrics were the most important factors driving the GMI Environmental, Social and Governance rating of F for Duke Energy:

•
Related Party Transactions

•
Overboarded Non-Exec Directors

•
Overboarded Audit Committee Members

•
Negative Director Votes

•
Severance Vesting

•
Revenue Recognition

•
Asset-Liability Valuation

•
Restatements or Special Charges

•
Carbon Emissions

•
Waste Production

•
Spills or Dumping

•
Other Environmental Impact Events

•
Other Environmental Investigations

•
Other Social Impact Events

Wikipedia said that following a February 2, 2014 coal ash spill which was the third-largest of its kind in US history, the US Attorney's Office opened a grand jury investigation into Duke Energy and North Carolina regulators in the administration of Governor Pat McCrory. McCrory had been an employee of Duke Energy for 28 years and critics said his administration intervened on Duke's behalf to settle lawsuits over environmental violations. The US Attorney subpoenaed over 20 officials of the McCrory administration and sought records of "investments, cash or other items of value" from Duke to regulators.

Duke posted a $1.4 billion write-down on its Midwest Generation business in May 2014.

In regard to our directors Carlos Saladrigas received 15% in negative votes and chaired our audit committee and was a member of our executive pay committee. James Hance was on our audit and executive pay committees in spite of potentially being overextend due to his director responsibilities at 4 public companies. James Rhodes, Ann Maynard Gray, Alex Bernhardt and Michael Browning each had 13 to 24-years long tenure which can negatively impact director independence.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Limit Accelerated Executive Pay – Proposal 5

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PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING
LIMITATION OF ACCELERATED EXECUTIVE PAY

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

The Board believes that adoption of this proposal would not be in the best interests of Duke Energy or its shareholders. As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, Duke Energy currently has the flexibility to provide executives with compensation and benefits, including severance and change in control benefits, that the Compensation Committee believes are competitively necessary and in the best interests of Duke Energy and its shareholders. This proposal, if adopted, would limit our ability to design our compensation program and could place Duke Energy at a disadvantage in competing for executive talent.

The proposal would limit Duke Energy's ability to design an equity compensation program that serves the best interests of Duke Energy and its shareholders.

The Board of Directors believes that our Compensation Committee, which is composed entirely of independent directors, is in the best position to design and implement executive compensation arrangements that are appropriate for Duke Energy, including determining the treatment of equity awards in connection with a change in control. The Compensation Committee has carefully designed Duke Energy's current executive compensation program based on the guiding principle that executive pay should be linked to performance and that the interests of executives and shareholders should be aligned.

Duke Energy's current equity compensation program consists of a mix of restricted stock units and performance shares. Our restricted stock unit awards provide for "double-trigger" vesting in full (without pro ration) upon a qualifying termination of employment in connection with a change in control. Our performance share awards provide for pro rata vesting at the target performance level in the event of a change in control (on a "single-trigger" basis, without regard to termination of employment).

Rather than allowing our Compensation Committee to continue to use its judgment in designing our executive compensation program, the proposal seeks to tie the hands of our Compensation Committee with respect to one aspect of our executive compensation program. The proposal does not discuss Duke Energy's current approach to vesting of long-term incentives in connection with a change in control, nor does it explain why the proponent believes that the proposed approach would be preferable in Duke Energy's particular situation.

The treatment of equity awards should not be considered in isolation from the rest of our compensation program. The Compensation Committee has and will continue to evaluate the design of this and other aspects of our executive compensation program based upon our key business objectives, the interests of our shareholders and developing best practices. In this regard, our shareholders have expressed strong support for the decisions of our Compensation Committee with respect to executive compensation, with average shareholder support of approximately 89% over the four years that Duke Energy has held "say-on-pay" advisory votes, including approximately 92% support in the most recent vote in 2014.

The proposal could create undesirable disincentives for our senior executives in connection with the consideration, negotiation and implementation of a change in control transaction.

The possibility of a change in control can create uncertainty and distractions for key executives and can cause them to consider leaving Duke Energy, potentially having a negative impact on Duke Energy and its shareholders in connection with the consideration, negotiation and implementation of a change in control transaction. The Compensation Committee has designed Duke Energy's current long-term incentive arrangements with these considerations in mind, and the Board of Directors believes that the current arrangements appropriately reinforce and encourage the continued attention and dedication of Duke Energy's key executives in connection with a potential change in control. The proposal, if adopted, could create disincentives for our senior executives, arising from the potential loss of all or a portion of their equity awards in connection with a change in control transaction, as compared to the treatment under our current equity compensation program.

The proposal would place Duke Energy at a disadvantage in competing for executive talent.

The proposal could make it more difficult for Duke Energy to attract and retain talented executives. We have been advised by Frederic W. Cook & Company that our current approach to the treatment of equity awards in connection with a change in control is within the range of market practice as compared to the peers with whom we compete for talent.

The proposal would introduce a number of additional inequities and administrative problems into Duke Energy's equity compensation program.

If adopted, the proposal would create inequities and administrative problems in Duke Energy's equity compensation program, including the following:

•
The proposal seeks to require "double-trigger" vesting for performance shares, notwithstanding potential difficulties inherent in administering and/or adjusting performance goals that were established with respect to Duke Energy so that they are applicable to a different company (i.e., an acquirer) after the change in control transaction.

•
The proposal would not apply, to a large extent, to Duke Energy's current executives, who have existing contractual rights regarding the vesting of equity awards. By
DUKE ENERGY – 2015 Proxy Statement 73

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PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING
LIMITATION OF ACCELERATED EXECUTIVE PAY

  its terms, the proposal would not affect any contractual rights in existence on the date the proposal is adopted, and, therefore, even if the proposal were adopted, we would not be able to impose partial, pro rata vesting of equity awards at termination for our current executives, as Duke Energy is contractually obligated to provide them with additional vesting credit after termination of employment pursuant to existing severance protections. As a result, the proposal would apply differently to our existing and new executives, creating internal disparities among the executive group.

Accordingly, because Duke Energy's current executive compensation program, which has been overwhelmingly supported by our shareholders, is structured to provide Duke Energy with the necessary flexibility to provide compensation and benefits in a manner that aligns the interests of our executives and shareholders, properly incentivizes our executives, and allows Duke Energy to attract and retain top talent, the Board of Directors believes that the proposal is not in the best interests of Duke Energy or its shareholders.

For the Above Reasons, the Board of Directors Recommends a Vote "AGAINST" This Proposal.

74 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 6:     SHAREHOLDER PROPOSAL REGARDING
POLITICAL CONTRIBUTION DISCLOSURE

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York 10018, owners of 1,329 shares of common stock of Duke Energy, submitted the following proposal:

Resolved, that the shareholders of Duke Energy ("Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
    a.
    The identity of the recipient as well as the amount paid to each; and
    b.
    The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the Board of Directors or relevant Board committee and posted on the Company's website.

Payments used for lobbying are not encompassed by this proposal.

Supporting Statement:

Last year, almost half of the Duke Energy shares voted supported this resolution, which asks for transparency and accountability on corporate political spending.

Disclosure is in the best interest of the Company and its shareholders. The Supreme Court said in its Citizens United decision: "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." The New York Times' Editorial Board recently declared that, "Basic investor protection requires that shareholders know how corporate money is spent. Good corporate governance requires executives to be transparent about their use of company cash."

We note that our Company offers a political activities policy on its website. But it does not provide any disclosure on its political expenditures, either direct or indirect. Indeed, the 2014 CPA-Zicklin Index of Corporate Political Disclosure and Accountability rated Duke Energy near the bottom among the largest 300 companies in the S&P 500, giving it just 31 points out of 100.

Relying on publicly available data does not provide a complete picture of the Company's political spending. The proposal asks Duke Energy to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of peers, including Noble Energy, Exelon Corp., and ConocoPhillips, that support political disclosure and accountability and present this information on their websites.

Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value. The Company's Board and shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Opposing Statement of the Board of Directors

Your Board recommends a vote "AGAINST" this proposal for the following reasons:

Duke Energy is committed to adhering to the highest standards of ethics in engaging in any political activities and complying with the letter and spirit of all laws and regulations governing political expenditures. As a public utility holding company, Duke Energy is highly regulated. As such, the Board of Directors believes that it is in Duke Energy's and its shareholders' best interests to participate in the political process by engaging in a government relations program to educate and inform public officials about our position on issues significant to our business, as well as to participate in these discussions regarding potential laws and regulations through memberships in trade organizations. Duke Energy's political activities and expenditures are overseen by the Regulatory Policy and Operations Committee of the Board of Directors, in accordance with its Charter as well as Duke Energy's Political Activity Policy.

Duke Energy received this same proposal at its 2014 Annual Meeting of Shareholders. Although the proposal did not receive a majority of votes, the Company took note of the level of

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PROPOSAL 6:    SHAREHOLDER PROPOSAL REGARDING
POLITICAL CONTRIBUTION DISCLOSURE

shareholder interest and made the topic a key point of discussion during its corporate governance engagement program with shareholders in 2014. As part of the program, the Company met with approximately twenty-five percent of Duke Energy's common stock ownership, and as a result of these discussions and after careful study and deliberation of the issues by Duke Energy's Board of Directors, significant changes were made to Duke Energy's website to detail the Board's oversight, and the Company's governance of political expenditures. Additional changes will also be made to our disclosure of the Company's political expenditures on the website.

Oversight process

Duke Energy's Political Activity Policy governs political expenditures made by Duke Energy's employees, directors and agents. A summary of the Political Activity Policy is disclosed on the Corporate Governance page of our website at www.duke-energy.com/corporate-governance/politicalactivity.asp. The ultimate oversight of the Company's policies, practices and strategy with respect to political expenditures is the responsibility of the Regulatory Policy and Operations Committee as detailed in its Charter which is disclosed at www.duke-energy.com/corporate-governance/board-committee-charters/regulatory-policy-and-operations.asp.

In addition to continuing the oversight of the Regulatory Policy and Operations Committee of the Board of Directors, the Company took action to enhance its governance of political expenditures in 2015. A tiered governance process has been adopted that requires increasing levels of authority within the Company depending on the dollar amounts of the political expenditures being proposed. Furthermore, a new Political Expenditures Committee comprised of senior executives has been formed to review and provide a Company political expenditure strategy and monitor and track corporate political expenditures (the "Political Expenditures Program"). As part of its oversight, the Board's Regulatory Policy and Operations Committee also will review periodically the strategy, policies and practices of the corporate Political Expenditures Program.

Corporate and DUKEPAC contributions

Although Duke Energy may make contributions to political committees and parties at the federal and state levels, Duke Energy does not make corporate contributions to federal candidates as such contributions are prohibited. Accordingly, all contributions to federal candidates originate from voluntary employee contributions made to DUKEPAC. Corporate contributions to state candidates in Duke Energy's Ohio, North Carolina and Kentucky service territories are also prohibited and therefore any contributions made to state candidates in those locations are made solely by DUKEPAC, and not from corporate funds. Corporate contributions are permitted in Duke Energy's other service territories, Florida, South Carolina and Indiana, and both DUKEPAC and the Company make contributions from time to time to state candidates in those locations.

Regulation and disclosure

Corporate contributions and activities of DUKEPAC are subject to regulation by the state and federal government, including detailed disclosure requirements. For example, as required by federal law, DUKEPAC files monthly reports with the Federal Election Commission (FEC) reporting all political contributions made to federal candidates, and also files pre-election and post-election FEC reports. State regulations in the service territories in which DUKEPAC or the Company makes contributions also require the disclosure to state election commissions of political contributions to state candidates. Duke Energy and DUKEPAC are fully compliant with all federal and state election laws.

As a result of the feedback we received from our shareholders during our shareholder corporate governance engagement program, we have made a number of changes since last year. Beginning in 2016, all reported DUKEPAC contributions, corporate contributions and lobbying expenses will be disclosed in the aggregate by category and posted directly on our website so that they may be more easily accessed and viewed by our shareholders. In addition to the disclosure of these contributions and expenditures on our website, the Company will more fully describe the Board's oversight, and the Company's governance, of political expenditures on our website as described above.

Accordingly, because the Company is fully compliant with all federal and state regulations regarding political expenditures and their disclosure and has supplemented its compliance with improved governance and website disclosure, as requested by shareholders during our corporate governance engagement program, the Board of Directors believes that additional reports requested in the proposal would result in an unnecessary and unproductive use of the Company's resources.

For the Above Reasons, the Board of Directors Recommends a Vote "AGAINST" This Proposal.

76 DUKE ENERGY – 2015 Proxy Statement

PROPOSAL 7:     SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

The City of New York, Officer of the Comptroller, on behalf of the New York City Employees' Retirement System, Municipal Building, One Centre Street, Room 629, New York, New York 10007-2341, owners of 521,797 shares of Duke Energy, and the Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, Connecticut 06106-1773, owners of 136,631 shares of common stock of Duke Energy Corporation, submitted the following proposal:

RESOLVED: Shareholders of Duke Energy Corporation (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholder to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

  a)
  have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;
  b)
  give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and
  c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement:

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•
Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

•
Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Opposing Statement of the Board of Directors:

Your Board recommends a vote "AGAINST" this proposal for the following reasons:

The Board believes the adoption of proxy access at Duke Energy is unnecessary and potentially harmful to the effectiveness of the Board and the director nomination process. Proxy access allows shareholders to use Duke Energy's proxy materials to propose nominees for the Board of Directors. By doing so, proxy access bypasses the Board of Director's current process of determining the needs of the Board and identifying independent candidates with the appropriate skillset to fill those needs. Proxy access may also encourage expensive and disruptive contested elections, as well as encourage special interest groups to pursue agendas that are not in the best interest of all shareholders.

Duke Energy's current director election practices provide shareholders with the opportunity to make director nominations as well as to elect directors annually with a majority voting process. Furthermore, Duke Energy has demonstrated a commitment to good corporate governance by being

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PROPOSAL 7:    SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

consistently responsive to our shareholders, by engaging with our shareholders on a regular basis and by adopting corporate governance practices which are in the best interests of Duke Energy's shareholders as a result of those discussions. Accordingly, our Board of Directors believes that the adoption of proxy access is unnecessary and not in the best interest of Duke Energy's shareholders.

Duke Energy's corporate governance practices and responsiveness to shareholders make proxy access unnecessary.

The premise behind proxy access is that companies are not fully accountable to shareholders. However, at Duke Energy, that premise is incorrect. The Board has been consistently responsive to proposals that have received a substantial favorable vote at the Annual Meeting of Shareholders. As a result of this responsiveness, the Board has adopted the following corporate governance practices in just the last two years:

•
In 2013, the Board of Directors adopted a majority vote standard for the election of directors in uncontested elections in response to a shareholder proposal despite the fact that the proposal failed to receive a majority vote at the 2013 Annual Meeting of Shareholders.

•
In 2014, the Board of Directors adopted the right for shareholders to act by less than unanimous written consent.

•
Also in 2014, the Board of Directors adopted the right for shareholders to call a special meeting of shareholders.

There are also numerous means by which shareholders can make their views known to the Board. Duke Energy has a robust shareholder engagement program through which it has an ongoing dialogue with its largest shareholders. Through this engagement program, members of the Board of Directors have met directly with certain of its shareholders in 2014. The Company also provides a means for communicating directly with independent directors (as described on page 29 of this proxy statement). Finally, as previously mentioned, there are already procedures for shareholders to propose Board nominees and solicit proxies for their nominees under the Company's By-Laws and the SEC's proxy rules.

Proxy access could damage the Company's process for identifying independent director nominees with appropriate skills.

Proxy access would bypass the Board's current process for identifying directors who meet the Company's Standards for Director Independence as well as the SEC and New York Stock Exchange requirements for director independence. This process is complex in light of the scope of the Company's business and the potential that candidates, their family members or affiliated entities may do business with the Company. It would be very difficult for shareholders proposing director nominees to determine the required independence of those nominees in advance of their names being included in proxy materials.

Furthermore, in order to provide appropriate oversight to the Company, Duke Energy's Board must be comprised of directors with complementary skills and experiences. The Corporate Governance Committee carefully considers the needs of the Board in light of the Company's priorities and the current skillsets of the Board and identifies potential nominees using that criteria. Proxy access bypasses this process by directly placing shareholder nominees on the slate for election even though they may not meet the criteria for independence or who may fail to contribute to the mix of needed skills and perspectives.

Proxy access could result in unnecessary expense, distraction and abuse by special interest groups.

Proxy access facilitates proxy contests that can be expensive and disruptive, but does so in a way that causes the Company to bear the expense of such proxy contest while the shareholder nominee need not spend its own resources to promote its nominee.

Proxy access allows shareholders to use Duke Energy's proxy materials to propose nominees for the Board of Directors. Duke Energy's By-Laws already provide the right for shareholders to propose nominees to the Board of Directors and the federal securities laws provide a mechanism by which shareholders may solicit proxies in favor of their nominees. As a result, the only situation in which proxy access would expand the voice of shareholders in director elections would be one in which shareholders were deterred from nominating a person for election to our Board of Directors due to the cost of soliciting proxies. Shareholders holding 3% or more of the outstanding stock of the Company, as the proposal requires, which is worth approximately $1.6 billion based on the closing price of the Company's common stock on March 9, 2015, have sufficient resources to bear the costs of their own proxy solicitation and should be prepared to do so rather than impose those costs upon the other shareholders of the Company. It is exactly because the SEC had not adequately assessed the expense and distraction that proxy contests would entail that a proxy access rule previously proposed by the SEC was overturned by the United States Court of Appeals for the District of Columbia.

Proxy access could also be abused by special interest groups to promote an agenda that is not in the best interest of all shareholders by making it easier for those groups to use the threat of a contested election, which could be an expensive and disruptive event for the Company, to seek concessions from the Company relating to that shareholder's special interest. Special interest groups would not be limited by the concern of proxy solicitation costs; however, the Company would be forced to consider whether to make concessions or potentially bear all the costs associated with a contested election.

For all the reasons discussed above, the Board believes that the adoption of proxy access is not in the best interests of Duke Energy or its shareholders.

For the Above Reasons, the Board of Directors Recommends a Vote "AGAINST" This Proposal.

78 DUKE ENERGY – 2015 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

On what am I voting?

		More information	Board recommendation	Broker non-votes	Abstentions	Votes required for approval

PROPOSAL 1	Election of directors	Page 11	FOR each nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy
PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015	Page 34	FOR	Vote for	Vote against	Majority of shares represented
PROPOSAL 3	Advisory vote to approve Duke Energy Corporation's named executive officer compensation	Page 36	FOR	Do not count	Vote against	Majority of shares represented
PROPOSAL 4	Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan	Page 65	FOR	Do not count	Vote against	Majority of shares represented
PROPOSAL 5	Shareholder proposal regarding limitation of accelerated executive pay	Page 72	AGAINST	Do not count	Vote against	Majority of shares represented
PROPOSAL 6	Shareholder proposal regarding political contribution disclosure	Page 75	AGAINST	Do not count	Vote against	Majority of shares represented
PROPOSAL 7	Shareholder proposal regarding proxy access	Page 77	AGAINST	Do not count	Vote against	Majority of shares represented

Who can vote?

Holders of Duke Energy's common stock as of the close of business on the record date, March 9, 2015, are entitled to vote, either in person or by proxy, at the Annual Meeting of Shareholders. Each share of Duke Energy common stock has one vote.

How do I vote?

By Proxy – Before the Annual Meeting of Shareholders, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:

By Internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage
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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are included on your notice.

If you mail us your properly completed and signed proxy card or vote by telephone or Internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•
FOR the election of all nominees for director;

•
FOR the ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015;

•
FOR the advisory vote to approve Duke Energy Corporation's named executive officer compensation;

•
FOR the approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan;

•
AGAINST the shareholder proposal regarding limitation of accelerated executive pay;

•
AGAINST the shareholder proposal regarding political contribution disclosure; and

•
AGAINST the shareholder proposal regarding proxy access.

We do not expect that any other matters will be brought before the Annual Meeting of Shareholders. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting of Shareholders.

In Person – You may come to the Annual Meeting of Shareholders and cast your vote there. You may be admitted to the meeting by bringing your notice, proxy card or, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 9, 2015, along with some form of government-issued identification.

May I change or revoke my vote?

Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting of Shareholders by:

•
notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;

•
providing another signed proxy that is dated after the proxy you wish to revoke;

•
using the telephone or Internet voting procedures; or

•
attending the Annual Meeting of Shareholders and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a broker, bank or other nominee, such nominee can vote your shares for the ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant for 2015 if you do not timely provide your proxy because this matter is considered "routine" under the applicable rules. However, no other items are considered "routine" and may not be voted by your broker without your instruction.

If I am a participant in the Duke Energy Retirement Savings Plan, how do I vote shares held in my plan account?

If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your proxy card for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting of Shareholders, you must deliver your instructions no later than May 4, 2015, at 11:59 p.m.

80 DUKE ENERGY – 2015 Proxy Statement

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What constitutes a quorum?

As of the record date, 708,016,491 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting of Shareholders. In order to conduct the Annual Meeting of Shareholders, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" is not, however, counted as present and entitled to vote for purposes of voting on individual proposals other than ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a matter.

Who conducts the proxy solicitation and how much will it cost?

Duke Energy is requesting your proxy for the Annual Meeting of Shareholders and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Inc. to help us send out the proxy materials and request proxies. Georgeson's base fee for these services is $21,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, fax or Internet. We can use directors, officers and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

DUKE ENERGY – 2015 Proxy Statement 81

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting of Shareholders. If any other matters are properly presented at the Annual Meeting of Shareholders, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Duke Energy's directors and executive officers, and any persons owning more than 10% of Duke Energy's equity securities, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to such equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. To our knowledge, all Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied in a timely manner during 2014.

Related Person Transactions

Related Person Transaction Policy. The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction (including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation), our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer and (to the extent feasible) significant shareholders to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our codes of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board of Directors) will take into account the relevant available facts and circumstances including but not limited to:

•
the risks, costs and benefits to us;

•
the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board of Directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board of Directors) determines in the good faith exercise of its judgment. There were no related person transactions with any of our executive officers or directors in 2014.

82 DUKE ENERGY – 2015 Proxy Statement

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OTHER INFORMATION

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for our 2016 Annual Meeting of Shareholders, we must receive it by November 25, 2015.

In addition, if you wish to introduce business at our 2016 Annual Meeting of Shareholders (besides that in the Notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our Amended and Restated By-Laws, and we must receive it no earlier than January 8, 2016, and no later than February 7, 2016. The individuals named as proxy holders for our 2016 Annual Meeting of Shareholders will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to our Corporate Secretary at the following address: Ms. Julia S. Janson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414.

Householding Information

Duke Energy has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or InvestorDirect Choice Plan statement mailings in any way.

If you have previously consented, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, at www.duke-energy.com/contactIR or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Electronic Delivery of the Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery significantly reduces Duke Energy's printing and postage costs and also reduces our consumption of natural resources. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. Electronic delivery also makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or at www.duke-energy.com/investors/contactIR.

DUKE ENERGY – 2015 Proxy Statement 83

APPENDIX A

CDB Energy Services Executive Compensation Database

AEI Services
AES
AGL Resources
Allete
Alliant Energy
Ameren
American Electric Power
Areva
ATC Management
Atmos Energy
Avista
BG US Services
Black Hills
California Independent
    System Operator
Calpine
Capital Power Corporation
CenterPoint Energy
CH Energy Group
Cleco
CMS Energy
Colorado Springs Utilities
Consolidated Edison
CPS Energy
Crosstex Energy
Dominion Resources
DTE Energy
Dynegy

Edison International
Edison Mission Energy
ElectriCities of North Carolina
Energen
Energy Future Holdings
Energy Northwest
Energy Solutions
Energy Transfer
Entergy
EQT Corporation
ERCOT
Exelon
FirstEnergy
First Solar
GDF SUEZ Energy North
    America
Grand River Dam Authority
Hunt Consolidated
Iberdrola USA
Idaho Power
Indianapolis Power & Light
    Company
Integrys Energy Group
ISO New England
ITC Holdings
Kinder Morgan
LG&E and KU Energy
MDU Resources

MidAmerican Energy
Midwest Independent
    Transmission System
    Operator
New York Independent
    System Operator
New York Power Authority
NextEra Energy, Inc.
NiSource
Northeast Utilities
NorthWestern Energy
NV Energy
NW Natural
OCI Enterprises
OGE Energy
Oglethorpe Power
Ohio Valley Electric
Old Dominion Electric
Omaha Public Power
Otter Tail
Pacific Gas & Electric
People's Natural Gas
Pepco Holdings
Pinnacle West Capital
PJM Interconnection
PNM Resources
Portland General Electric
PPL

Proliance Holdings
Public Service Enterprise
    Group
Puget Energy
Salt River Project
SCANA
Sempra Energy
Southern Company Services
Southwest Gas
Spectra Energy
STP Nuclear Operating
SunCoke Energy
TECO Energy
Tennessee Valley Authority
TransCanada
UGI
UIL Holdings
Unitil
UNS Energy
URENCO USA
Vectren
Westar Energy
Williams Companies
Wisconsin Energy
Wolf Creek Nuclear
Xcel Energy

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APPENDIX B

Towers Watson CDB General Industry Executive Compensation Database

3M	Energy Transfer Partners	NextEra Energy Inc.	Whirlpool
ABB (Asea Brown Boveri)	Ericsson	Nike	Xerox
AES Corporation	Exelon	Nokia Corporation	Yum! Brands
AMR	FedEx	Northrop Grumman	eBay
Accenture	FirstEnergy	Occidental Petroleum
Agrium	Freeport-McMoRan Copper & Gold	PPG Industries
Air Liquide	Fujitsu Limited	Pacific Gas & Electric
Alcoa	Gap	Paramount
American Electric Power	General Dynamics	Parker Hannifin
Anadarko Petroleum	General Mills	Qualcomm
Apache	Goodyear Tire & Rubber	Sabic
Arrow Electronics	Google	Safeway
Avnet	Hess	Schlumberger
BAE Systems	HollyFrontier Corporation	Schneider Electric Industry
Baxter International	Honeywell	Seagate Technology
Best Buy	Illinois Tool Works	Sears
Bridgestone Americas	Indianapolis Power & Light Company	Sodexo
CBS	International Paper	Southern Company Services
CHS	Jabil Circuit	Southwest Airlines
CSC	Johnson Controls	Sprint Nextel
Carnival	KDDI Corporation	Staples
Chevron Phillips Chemical	Kellogg	Starbucks Coffee
Cisco Systems	Kimberly-Clark	SuperValu Stores
Coca-Cola	Kohl's	Sysco
Colgate-Palmolive	Kyocera Corporation	TE Connectivity Ltd.
Compass Group	L-3 Communications	TRW Automotive
ConAgra Foods	Lear	Tesoro
DIRECTV Group	Lenovo	Thomson Reuters
Danaher	Lockheed Martin	Time Warner
Deere & Company	LyondellBasell	Time Warner Cable
Delta Air Lines	Macy's	Tyson Foods
DuPont	Marathon Oil	United States Steel
EMC	McDonald's	Viacom
Eaton	Medtronic	Walt Disney
Emerson Electric	Monsanto	Waste Management
DUKE ENERGY – 2015 Proxy Statement 85

APPENDIX C

 DUKE ENERGY CORPORATION
2015 LONG-TERM INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

The purpose of the Corporation's 2015 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.

2.       DEFINITIONS

Wherever the following capitalized terms are used in the Plan they shall have the meanings specified below:

  (a)
  "Award" means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Restricted Stock Unit, Stock Retainer or Dividend Equivalent granted under the Plan.
  (b)
  "Award Agreement" means either: (a) an agreement, either in written or electronic format, entered into by the Corporation and a Participant setting forth the terms and conditions of an Award granted to the Participant; or (b) a statement, either in written or electronic format, issued by the Corporation to a Participant describing the terms and conditions of an Award granted to the Participant, which need not be signed by the Participant.
  (c)
  "Board" means the Board of Directors of the Corporation.
  (d)
  "Change in Control" shall have the meaning specified in Section 13.2 hereof.
  (e)
  "Code" means the Internal Revenue Code of 1986, as amended.
  (f)
  "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.
  (g)
  "Common Stock" means the common stock of the Corporation, par value $0.001 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.3.
  (h)
  "Corporation" means Duke Energy Corporation, a Delaware corporation.
  (i)
  "Date of Grant" means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.
  (j)
  "Dividend Equivalent" means an Award under Section 12 hereof entitling a Participant to receive payments with respect to dividends declared on the Common Stock.
  (k)
  "Effective Date" means the Effective Date of the Plan, as defined in Section 16.1 hereof.
  (l)
  "Eligible Person" means any person who is an Employee or an Independent Director.
  (m)
  "Employee" means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).
  (n)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
  (o)
  "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).
  (p)
  "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.
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  (q)
  "Independent Director" means a member of the Board who is not an employee of the Corporation or any Subsidiary.
  (r)
  "Nonqualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.
  (s)
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.
  (t)
  "Participant" means any Eligible Person who holds an outstanding Award under the Plan.
  (u)
  "Performance Award" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period if certain conditions established by the Committee are satisfied.
  (v)
  "Plan" means this 2015 Long-Term Incentive Plan as set forth herein, and as it may be amended from time to time.
  (w)
  "Restricted Stock" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.
  (x)
  "Restricted Stock Unit" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.
  (y)
  "Section 162(m)" means section 162(m) of the Code and the Treasury Regulations thereunder.
  (z)
  "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.
  (aa)
  "Stock Retainer" means an Award under Section 11 hereof entitling an Independent Director to receive an unrestricted share of Common Stock.
  (bb)
  "Subsidiary" means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate in which the Corporation owns, directly or indirectly, a proprietary interest of more than fifty percent (50%); provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1.    Number of Shares.    Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 10,000,000 shares of Common Stock, all of which may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market. No Independent Director may be granted, during any one calendar year, Awards with a grant date fair value for financial accounting purposes of more than $400,000.

3.2.    Share Counting.    If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the maximum share limitations as set forth in Section 3.1 and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described in Section 3.1; (b) Common Stock withheld by the Corporation to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described in Section 3.1; (c) Common Stock that is repurchased by the Corporation with Option proceeds shall not be added to the aggregate Plan limit described in Section 3.1; and (d) all Common Stock covered by a SAR, to the extent that it is exercised and settled in Common Stock, regardless of the number of shares of Common Stock actually issued or transferred to a Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

3.3.    Adjustments.    If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause a proportionate adjustment to be made in (a) the maximum numbers and kind of shares provided in Section 3.1 hereof, (b) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (c) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (d) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (e) the performance targets or goals appropriate to any outstanding

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Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (f) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code.

4.       ADMINISTRATION OF THE PLAN

4.1.    Committee Members.    Except as provided in Sections 4.4 and 4.5 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a "nonemployee director" under Rule 16b-3 promulgated under the Exchange Act, the requirements for an "outside director" under Section 162(m) and the requirements for an "independent director" under the rules of the New York Stock Exchange. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2.    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3.    Changes to Awards.    Subject to the limitations of Section 16.4, the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (a) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (b) the amendment of the terms of any and all outstanding Awards. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4.    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to applicable law and such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or to any officer subject to the requirements of Section 16(a) of the Exchange Act.

4.5.    Authority of the Board; Awards to Independent Directors.    The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.5) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Independent Directors under the Plan.

5.       ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.       STOCK OPTIONS

6.1.    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that

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may be granted under Options to any one Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 3.3 hereof).

6.2.    Exercise Price.    The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3.    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Corporation or any Subsidiary.

6.4.    Option Exercise; Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (a) in cash or by cash equivalent, (b) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (c) at the discretion of the Committee, and subject to applicable law, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (d) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (e) at the discretion of the Committee, by a combination of the methods described above or (f) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5.    Limited Transferability.    Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of a Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of such Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6.    Additional Rules for Incentive Stock Options.

    (a)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking stock options into account in the order in which granted.

    (b)    Termination of Employment.    An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

    (c)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

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    (d)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to a Participant upon exercise, such Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.       STOCK APPRECIATION RIGHTS

7.1.    Grant of SARs.    A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 3.3 hereof).

7.2.    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3.    Freestanding SARs.    A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4.    Payment of SARs.    A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (b) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock.

8.       RESTRICTED STOCK

8.1.    Grants of Restricted Stock.    An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2.    Vesting Requirements.    The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of a Participant with the Corporation or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), (a) the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, (b) the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof, and (c) the maximum number of shares of Common Stock that may be subject to such Awards granted to any one Participant during any one calendar year shall be 200,000 shares (subject to adjustment as provided in Section 3.3 hereof).

8.3.    Restrictions.    Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require a Participant to enter into an escrow agreement providing that any certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by such Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4.    Rights as Shareholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, a Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote

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the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Stock that vest based on the achievement of specified performance objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if such performance objectives are not satisfied.

8.5.    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the applicable Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to promptly file a copy of such election with the Corporation.

9.       PERFORMANCE AWARDS

9.1.    Grant of Performance Awards.    The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is intended to qualify for exemption under Section 162(m).

9.2.    Payment of Performance Awards.    At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock or a combination of cash and shares of Common Stock. Payment of Performance Awards shall be made as provided in the applicable Award Agreement.

9.3.    Performance Criteria.    The performance criteria applicable to the payment or vesting of a Performance Award (or an Award of Restricted Stock) intended to qualify for exemption under Section 162(m) shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; reportable environmental events, significant operational events, employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

9.4.    Section 162(m) Requirements.    In the case of a Performance Award that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Employee to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award that is intended to comply with the requirements for exemption under Section 162(m) must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. For a Performance Award intended to comply with the requirements for exemption under Section 162(m), the maximum amount of

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compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $10,000,000 and the maximum number of Common Stock units that may be payable under a Performance Share Award granted to any one Participant during any one calendar year shall be 300,000 share units (subject to adjustment as provided in Section 3.3 hereof).

10.     RESTRICTED STOCK UNITS

10.1.    Grant of Restricted Stock Units.    A Restricted Stock Unit Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Restricted Stock Units and the maximum value of the Restricted Stock Units, if any.

10.2.    Payment of Restricted Stock Units.    Upon the vesting date or dates applicable to a Restricted Stock Unit granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Restricted Stock Unit granted to such Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof.

11.     STOCK RETAINER

11.1.    Grant of Stock Retainer.    The Board may grant a Stock Retainer to Independent Directors. An Award of a Stock Retainer represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Board may, in connection with an Award of a Stock Retainer, require the payment of a specified purchase price. Employees shall not be eligible for an Award of a Stock Retainer.

11.2    Payment of Stock Retainer.    In the event that the Board grants a Stock Retainer, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Retainer shall be issued in the name of the Independent Director to whom such grant was made as soon as practicable after the date on which such Stock Retainer is payable.

12.     DIVIDEND EQUIVALENTS

12.1.    Grant of Dividend Equivalents.    A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards; provided, however, that no Dividend Equivalents may be granted with respect to Options or Stock Appreciation Rights. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award becomes payable to the applicable Participant, or expires.

12.2.    Payment of Dividend Equivalents.    Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Notwithstanding anything contained in the Plan to the contrary (except as provided pursuant to Section 13 of the Plan or on account of the Participant's termination of employment or service), Dividend Equivalents with respect to any Performance Awards shall be accumulated until such Award is earned, and the Dividend Equivalents shall not be paid if the applicable performance goals are not satisfied.

13.     CHANGE IN CONTROL

13.1.    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions or actions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee; (d) the cancellation of Options or SARs without payment therefor if the Fair Market Value of a share of Common Stock on the date of the Change in Control does not exceed the exercise or base price per share of the applicable Awards; or (e) such other modification or adjustment to an Award as the Committee deems appropriate.

13.2.    Definition of Change in Control.    Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a "Change in Control" shall be deemed to have occurred upon:

  (a)
  an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the
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    Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;

  (b)
  during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;
  (c)
  the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or
  (d)
  the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation.

14.     AWARD AGREEMENTS

14.1.    Form of Agreement.    Each Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code. By executing the Award Agreement or accepting any benefit under the Plan, each Participant and each person claiming a benefit under or through any Participant shall be deemed to have accepted and consented to the terms of the Plan and any action taken in good faith under the Plan by and within the discretion of the Committee, the Board or their delegates.

14.2    Minimum Vesting Period for Awards to Employees.    Awards granted to Employees shall not become vested, exercisable or payable prior to the first anniversary of the Date of Grant, except as otherwise provided in an applicable Award Agreement.

14.3.    Termination of Service.    The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with, or other service to, the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.4.    Forfeiture Events.    The Committee may specify in an Award Agreement that a Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to a Participant, or other conduct by such Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Corporation, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

14.5.    Amendment.    Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

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15.     GENERAL PROVISIONS

15.1.    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that a Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following such Participant's death.

15.2.    Deferrals of Payment.    The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Corporation, any such deferral shall be effected in accordance with the requirements of section 409A of the Code so as to avoid any imposition of a tax under section 409A of the Code.

15.3.    Rights as Shareholder.    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date such Participant becomes the holder of record of those securities. Except as provided in Sections 3.3 and 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

15.4.    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

15.5.    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all the requirements applicable to the Award imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require a Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6.    Tax Withholding.    Each Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by such Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery under an Award, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7.    Unfunded Plan.    The adoption of the Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under the Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor such Participant's permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of the Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation's creditors to discharge its obligations under the Plan.

15.8.    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9.  Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and each Participant, his executor, administrator and permitted transferees and beneficiaries.

15.10.    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

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15.11.    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12.    Governing Law.    The validity and construction of the Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13.    Non-U.S. Employees.    In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.14.    Compliance with Section 409A of the Code.    The Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of the Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

16.     EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1.    Effective Date; Shareholder Approval.    The Effective Date of the Plan shall be the date on which the Plan is approved by the Board, subject to the approval of the Plan by the shareholders of the Corporation.

16.2.    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect in any material way any Award theretofore granted without the consent of the affected Participant or the permitted transferee of the Award.

16.3.    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the approval of the Corporation's shareholders to extent such approval is necessary to comply with the listing requirements of the New York Stock Exchange. In addition, the Board may seek the approval of any amendment or modification by the Corporation's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code or for any other purpose. No amendment or modification of the Plan shall adversely affect in any material way any Award theretofore granted without the consent of the affected Participant or the permitted transferee of the Award.

16.4.    Prohibition on Repricing.    Except for adjustments made pursuant to Sections 3.3 or 13.1, the Committee will not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option or SAR to reduce the exercise price. No Option or SAR will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Corporation, except as provided in Sections 3.3 or 13.1. Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Corporation. This Section 16.4 is intended to prohibit the repricing of "underwater" Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 3.3 or 13.1.

DUKE ENERGY – 2015 Proxy Statement 95

2015 Annual Meeting of Shareholders

May 7, 2015
10:00 a.m.

Duke Energy Corporation
O.J. Miller Auditorium
526 South Church Street
Charlotte, NC 28202

Directions to Annual Meeting of Shareholders

From I-77 North:

Take the Morehead Street exit – 10A
Turn Left onto Morehead Street
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Boulevard exit – 9B
Merge onto I-277 N/US-74 E
Take the Carson Boulevard exit – 1D
Stay straight to Carson Boulevard
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck

    526 South Church Street

    Mint Street Parking Deck

    Bank of America Stadium

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED M87866-P61090-Z64929 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form. Please see the reverse side of this card for specific voting cutoff information. ElEcTRONIc DElIVERY Of fuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. Please see the reverse side of this card for specific voting cutoff information. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DUKE ENERGY CORPORATION 550 SOUTH TRYON STREET CHARLOTTE, NC 28202 DuKE ENERGY cORPORATION The Board of Directors recommends a vote "fOR" Director nominees. 1. Election of directors: Nominees: The Board of Directors recommends a vote "fOR" Proposals 2, 3 and 4. 2. Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015 3. Advisory vote to approve named executive officer compensation 4. Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan 5. Shareholder proposal regarding limitation of accelerated executive pay 6. Shareholder proposal regarding political contribution disclosure 7. Shareholder proposal regarding proxy access The Board of Directors recommends a vote "AGAINST" Proposals 5, 6 and 7. for I have provided written comments on the back of this card. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! for Withhold 1a. Michael G. Browning 1k. E. Marie McKee 1b. Harris E. Deloach, Jr. 1l. Richard A. Meserve 1c. Daniel R. DiMicco 1m. James T. Rhodes 1d. John H. Forsgren 1n. Carlos A. Saladrigas 1e. Lynn J. Good 1f. Ann Maynard Gray 1g. James H. Hance, Jr. 1i. James B. Hyler, Jr. 1h. John T. Herron 1j. William E. Kennard ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! for Against Abstain Withhold

M87867-P61090-Z64929 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Directions to Annual Meeting of Shareholders Duke Energy corporation O.J. Miller Auditorium 526 South church Street charlotte, Nc 28202 from I-77 North: Take the Morehead Street exit - 10A Turn left onto Morehead Street Turn left onto Mint Street Mint Street Parking Deck located adjacent to Bank of America Stadium from I-77 South: Take the I-277/John Belk freeway/uS-74/Wilkinson Boulevard exit - 9B Merge onto I-277 N/uS-74 E Take the carson Boulevard exit - 1D Stay straight to carson Boulevard Turn left onto Mint Street Mint Street Parking Deck located adjacent to Bank of America Stadium free parking available in the Mint Street Parking Deck 1 -526 South church Street 2 -Mint Street Parking Deck 3 -Bank of America Stadium comments: _____________________________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Comments above, please mark corresponding box on the reverse side.) DuKE ENERGY cORPORATION Annual Meeting of Shareholders May 7, 2015 at 10:00 a.m. O.J. Miller Auditorium 526 South Church Street Charlotte, NC 28202 PROXY SOlIcITED ON BEHAlf Of THE BOARD Of DIREcTORS The undersigned hereby appoints Lynn J. Good, Steven K. Young and Julia S. Janson, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation (the "Company") of the undersigned at the Annual Meeting of Shareholders to be held in the O.J. Miller Auditorium, 526 South Church Street, Charlotte, NC 28202, on May 7, 2015, and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote "fOR" the election of all director nominees under Proposal 1, "fOR" Proposals 2, 3 and 4, "AGAINST" Proposals 5, 6 and 7, and at their discretion, on any other matter that may come before the meeting. Phone and Internet voting cutoff is 11:59 PM EDT on May 6, 2015, except as described below. This instruction and proxy card is also solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 7, 2015, by persons who participate in the Duke Energy Retirement Savings Plan. Phone and Internet voting cutoff for participants in this plan is 11:59 PM EDT on May 4, 2015. By signing this instruction and proxy card or by voting by phone or Internet, the undersigned hereby directs Fidelity Management Trust Company, as Trustee for the Duke Energy Retirement Savings Plan, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plan at the Annual Meeting of Shareholders of the Company to be held on May 7, 2015, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the meeting and any and all adjournments thereof. If no directions are given, the shares allocated to the undersigned's account will be voted by the Trustee in the same proportion as shares held by the plan for which the Trustee has received voting directions from other participants in the plan, unless the Trustee determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974, as amended.

Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Read the proxy statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off on May 6, 2015 at 11:59 p.m. Vote by Internet: www.proxyvote.com Vote by Phone: 1-800-454-8683 Vote by Mail: Use the envelope enclosed PLEASE "X" HERE ONLy IF yOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ! DUKE ENERGY CORPORATION ANNUAl MEETING FOR HOlDERS AS OF 3/9/15 TO BE HElD ON 5/7/15 Your vote is important. Thank you for voting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The following materials are available at www.proxyvote.com. The Notice, Proxy Statement and Annual Report M87917-P61139 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Withhold For Withhold The Board of Directors recommends you vote FOR the following proposals: 1. Election of directors: Nominees: 1a. Michael G. Browning 1k. E. Marie McKee 1b. Harris E. Deloach, Jr. 1l. Richard A. Meserve 1c. Daniel R. DiMicco 1m. James T. Rhodes 1d. John H. Forsgren 1n. Carlos A. Saladrigas 1e. Lynn J. Good 1f. Ann Maynard Gray 1g. James H. Hance, Jr. 1i. James B. Hyler, Jr. 1h. John T. Herron 1j. William E. Kennard 2. Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent public accountant for 2015 3. Advisory vote to approve named executive officer compensation 4. Approval of the Duke Energy Corporation 2015 Long-Term Incentive Plan 5. Shareholder proposal regarding limitation of accelerated executive pay 6. Shareholder proposal regarding political contribution disclosure 7. Shareholder proposal regarding proxy access The Board of Directors recommends you vote AGAINST the following proposals: For Against Abstain